UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to Section 240.14a-12.
ROCKET LAB CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Rocket Lab Corporation
3881 McGowen Street
Long Beach, California
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2026
To Our Stockholders:
You are invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Rocket Lab Corporation (the “Company”) to be held on Wednesday, May 20, 2026, beginning at 1:30 p.m. Pacific Daylight Time. The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/rklb2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
At the Annual Meeting, you are asked to consider and act upon the following proposals:
(1)To elect the one Class II director nominee named in the proxy statement to our Board of Directors;
(2)To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
(3)To approve, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the accompanying proxy statement;
(4)To approve a subsidiary merger to eliminate the recently added pass-through voting provision that requires approval by both the Company and the Company’s stockholders prior to certain actions being taken by or at Rocket Lab USA, Inc., the Company’s wholly owned subsidiary; and
(5)To transact such other business as may properly be brought before the meeting or any adjournment, continuance or postponement thereof at the direction of the Board of Directors (or an authorized committee of the Board).
Each of the matters to be acted upon at the meeting are more fully described in our proxy statement.
The record date for the Annual Meeting is March 30, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment, continuance or postponement thereof. To facilitate voting, internet and telephone voting are available. The instructions for voting are on the proxy card. If you hold your shares through a bank, broker or other holder of record, please follow the voter instructions you received from the holder of record.
Please carefully review the proxy statement and then complete and sign your proxy and return it promptly. If you attend the virtual meeting and decide to vote during the meeting, you may withdraw your proxy by voting at the meeting.

YOUR VOTE IS IMPORTANT.
All stockholders will have the ability to access the proxy materials on the website referred to in this Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice is being mailed to stockholders commencing on or about April 6, 2026. Please act as soon as possible to vote your shares whether or not you intend on attending the Annual Meeting.
By Order of the Board of Directors
Arjun L. Kampani
Senior Vice President, General Counsel and Secretary
Long Beach, California
April 6, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on:

May 20, 2026
The Notice of Annual Meeting, Proxy Statement and our Annual Report are available electronically at www.proxyvote.com

Rocket Lab Corporation
3881 McGowen Street, Long Beach, California
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2026
GENERAL INFORMATION
This proxy statement contains information about the 2026 annual meeting of shareholders of Rocket Lab Corporation. In this proxy statement both “Rocket Lab”, the “Company”, “we”, “us”, or “our” refer to Rocket Lab Corporation and its consolidated subsidiaries, unless the context indicates otherwise. On May 8, 2025, the Rocket Lab USA, Inc. announced plans to implement a holding company reorganization (the “Holding Company Reorganization”) pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”). On May 23, 2025, the Rocket Lab USA, Inc. implemented the Holding Company Reorganization, whereby the Rocket Lab USA, Inc. became a wholly owned subsidiary of the Company and the Company became the new parent company of and the successor issuer to the Predecessor. Pursuant to the Holding Company Reorganization, all of the Rocket Lab USA, Inc.’s outstanding shares were automatically converted into equivalent corresponding shares of the Company. References in this proxy statement to historical share and equity award information have been adjusted to reflect the Holding Company Reorganization where applicable.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments, continuances or postponements of the Annual Meeting. The Annual Meeting will be held virtually via live interactive webcast on the internet on May 20, 2026, at 1:30 p.m. Pacific Daylight Time. If you held shares of our common stock (the “Common Stock”) or our Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”, and together with the Common Stock, “capital stock”) on March 30, 2026 (the “Record Date”), you are invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/rklb2026 and vote on the proposals described below under the heading “What am I voting on?”
All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice is being mailed to stockholders commencing on or about April 6, 2026.
What am I voting on?
There are four proposals scheduled to be voted on at the Annual Meeting:
1.Election of one Class II director nominee specified in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until his successor is elected and qualified;
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2026;
3.To approve, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the Proxy Statement (the “Say-on-Pay Proposal”);
4.To approve a subsidiary merger to eliminate the recently added pass-through voting provision that requires approval by both the Company and the Company’s stockholders prior to certain actions being taken by or at Rocket Lab USA, Inc., the Company’s wholly owned subsidiary.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
“FOR” the election of the one Class II director nominee named in this Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and until his successor is elected and qualified;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2026;
“FOR” the approval, on a non-binding advisory basis, of the Say-on-Pay Proposal; and

“FOR” the approval of the subsidiary merger to eliminate the pass-through voting provision of Rocket Lab USA, Inc.’s charter.
Who can vote at the Annual Meeting?
Holders of record of the Company’s Common Stock and Series A Preferred Stock as of the close of business on March 30, 2026, the Record Date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of March 30, 2026, there were 575,767,300 shares of Rocket Lab Common Stock outstanding, excluding treasury shares, and 45,951,250 shares of Rocket Lab’s Series A Preferred Stock, which votes together as a single class with the Common Stock on an as-converted one-for-one basis. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date, and each holder of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock held as of the Record Date, voting together as a single class.
If, on the Record Date, your shares were held in an account at a broker, bank or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting via the internet at www.virtualshareholdermeeting.com/rklb2026. However, since you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker.
How can I attend the Annual Meeting?
If you are a stockholder of record or a beneficial owner as of the Record Date, you are invited to attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/rklb2026. You must have your 16-digit control number listed on your Notice, the proxy card or in the instructions that accompanied your proxy materials to enter the meeting. The webcast starts at 1:30 p.m. Pacific Daylight Time. You may vote and submit questions while attending the meeting on the internet. Instructions on how to attend and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/rklb2026. The audio broadcast will be archived on that website for one year after the date of the Annual Meeting.
What if I return the proxy card to the Company but do not make specific choices?
If you return a signed, dated, proxy card to the Company without making any voting selections, the named proxies will vote your shares at the Annual Meeting or at any postponement or adjournment thereof, (1) “FOR” the election of the one Class II director nominee named in this Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders and until his successor is elected and qualified; (2) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2026; (3) “FOR” the approval, on a non-binding advisory basis, of the Say-on-Pay Proposal; and (4) “FOR” the approval of the subsidiary merger to eliminate the pass-through voting provision of Rocket Lab USA, Inc.’s charter.
The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.
How many shares must be present or represented to conduct business at the Annual Meeting?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the outstanding number of shares of Common Stock and Series A Preferred Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the Annual Meeting to another place (if any), date or time and from time to time.

How are votes counted and what is a broker non-vote?
Votes will be counted by the inspector of election appointed for the Annual Meeting. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is Proposal Two—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2026. Proposals One, Three and Four are non-routine matters. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any proposal at the Annual Meeting other than Proposal Two—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2026. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum.
What is the voting requirement to approve each of the proposals?
Proposal One—Election of Class II director
The election of the Class II director nominee requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The director nominee receiving the highest number of “FOR” votes cast by the holders of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting will be elected. Accordingly, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matters, including the election of directors.
Proposal Two—Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
The proposal to ratify the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes properly cast “FOR” or “AGAINST” this proposal. Abstentions and Broker non-votes will have no effect on the results of this vote. Brokers have discretionary authority to vote uninstructed shares on this proposal.
Proposal Three—Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers
The proposal to approve the compensation of our named executive officers, on a non-binding advisory basis, requires the affirmative vote of a majority of the votes properly cast “FOR” or “AGAINST” such proposal. Abstentions and broker non-votes will have no effect on the results of this vote. Because your vote is advisory, it will not be binding on the Board or our Compensation Committee, but the Board and Compensation Committee will review the voting results and take them into consideration when making future decisions about executive compensation. Brokers do not have discretionary authority to vote uninstructed shares on this proposal.
Proposal Four–To approve a subsidiary merger to eliminate the recently added pass-through voting provision that requires approval by both the Company and the Company’s stockholders prior to certain actions being taken by or at Rocket Lab USA, Inc., the Company’s wholly owned subsidiary
The proposal to approve the subsidiary merger to eliminate the pass-through voting provision of Rocket Lab USA, Inc.’s charter requires the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this proposal. Brokers do not have discretionary authority to vote uninstructed shares on this proposal.
How do I vote my shares?
Stockholders may vote their shares of capital stock using any of the following means:
Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Annual Meeting by requesting and returning a duly completed and executed proxy card. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. For your mailed proxy card to be counted, we must receive it prior to the close of business on May 19, 2026.
Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Eastern Daylight Time on May 19, 2026 by calling the toll-free number indicated on the Notice and following the recorded instructions or by accessing the website indicated on the Notice and following the instructions provided. When a stockholder votes by telephone or internet, his, her or its vote is recorded immediately.

Voting by Internet During the Annual Meeting. Instructions on how to attend and vote at the meeting are described at www.virtualshareholdermeeting.com/rklb2026. If a stockholder attends the Annual Meeting and votes his, her or its shares during the meeting via the voting instructions described at www.virtualshareholdermeeting.com/rklb2026, then any previous votes that were submitted by the stockholder, whether by internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Annual Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.
Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposal One, Three or Four at the Annual Meeting.
Changing Votes. A registered stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Rocket Lab Corporation, 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary, which revocation or later-dated proxy is received by us prior to the close of business on May 19, 2026; (2) voting again by telephone or internet in the manner described above prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2026; or (3) attending the Annual Meeting and voting via the internet during the meeting using the procedures described at www.virtualshareholdermeeting.com/rklb2026. Attending the Annual Meeting via the internet will not revoke a proxy unless the stockholder actually votes via the internet during the meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker may do so in accordance with the materials and instructions provided by their broker or by contacting such broker to effect the revocation or change of vote.
If you have any questions or need assistance with voting, please contact Okapi Partners LLC, our proxy solicitor, info@okapipartners.com at 1-844-343-2625 (for shareholders) or 212-297-0720 (for banks and brokers).
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, facsimile or electronic transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
We also have retained Okapi Partners LLC to assist in soliciting proxies. We expect to pay Okapi Partners approximately $15,000 plus expenses in connection with its solicitation of proxies.
How can I find out the results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the investor relations section of our website at https://investors.rocketlabcorp.com or by writing to Rocket Lab Corporation, 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary.

PROPOSAL ONE
ELECTION OF DIRECTORS
The members of our Board elected by holders of our Common Stock are divided into three classes of directors and serve staggered three-year terms, with each director to serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Vacancies on the Board shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board and not by the stockholders. Any director so appointed to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.
We have seven authorized members on our Board, which includes one director elected by the holders of our Series A Preferred Stock. On November 7, 2025, Matt Ocko, a Class II director, submitted his written resignation to the Secretary of the Company, effective November 30, 2025. In light of Mr. Ocko’s resignation, the Board reduced the size of the Board to seven members and the size of Class II from two to one member, as permitted by the Company’s Bylaws. The number of directors may be changed by our Board from time to time by resolution of a majority of the directors then in office or if at an annual meeting, by amendment of our bylaws by the affirmative vote of 66-2/3% of the outstanding voting stock of the Company entitled to vote on such amendment or repeal, voting together as a single class. If however, the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding capital stock of the Company entitled to vote on such amendment or repeal, voting together as a single class.
At the Annual Meeting, our one Class II director is to be elected to hold office for a three-year term to expire at our 2029 annual meeting of stockholders and until his successor is duly elected and qualified. The Class II director nominee to the Board is Edward H. Frank.
Vote Required
For Proposal One, the director nominee must be elected by an affirmative vote of a plurality of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote on the election of directors. The director nominees receiving the highest number of “for” votes cast by the holders of Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting will be elected. “Withhold” and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matters, including the election of directors.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEE.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board of Directors
Information regarding the director nominee and each continuing director is set forth below. The nominee listed in the Proxy Statement has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board. Pursuant to the Holding Company Reorganization, all references to a director’s service on the Board or its committees, or employment with the Company, prior to May 23, 2025 mean service on the Rocket Lab USA, Inc.’s Board of Directors or committees, or employment with the Predecessor, as applicable.
The following table sets forth certain information regarding our director nominee:

Name	Age	Position
Edward H. Frank	69	Director, Chair of the Compensation Committee and Member of the Audit Committee
Edward H. Frank
Dr. Frank has served on our Board since September 2022. He chairs the Compensation Committee and is a member of the Audit Committee.

Dr. Frank is Executive Chair of Gradient Technologies, an identity and access management cybersecurity startup. Previously, he co-founded Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area (2013). From 2009 through 2013, he served as Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. leading development of four generations of Macintosh laptop and desktop products. Before Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom, overseeing engineering execution and contributing to corporate strategy and intellectual property. Earlier at Broadcom, he co-founded and built the engineering organization for its wireless LAN business, which is now among the company’s largest business divisions. He joined Broadcom in May 1999 following its acquisition of Epigram, Inc., where he had served as founding Chief Executive Officer and Executive Vice President.
Dr. Frank’s earlier career includes co-founding NeTpower, Inc. (1993-1996), a computer workstation manufacturer, where he served as Vice-President of Engineering. From 1988 to 1993, Dr. Frank was a Distinguished Engineer at Sun Microsystems, Inc., co-architecting multiple generations of SPARCstations and contributing as a principal member of Sun’s Green Project, the initiative that produced the precursor to Java.

Dr. Frank holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University, where he was a Hertz Foundation Fellow. He is a member of the National Academy of Engineering, a Fellow of the Institute for Electrical and Electronic Engineers, and a Board Leadership Fellow of the National Association of Corporate Directors (NACD). A named inventor on more than 50 patents, Dr. Frank has been a Trustee of Carnegie Mellon University since 2000 (Vice-Chair, 2015-2021) and is the Emeritus Executive Director and a board member of Metallica’s All Within My Hands Foundation.

In addition to Rocket Lab, Dr. Frank currently serves on the boards of directors of Analog Devices, Inc., Blaize Holdings, Inc., and SiTime Corporation, and previously served on the boards of directors of Cavium, Inc., Fusion-io, Inc., Marvell Technology, Inc., and Quantenna Communications, Inc.

We believe that Dr. Frank is qualified to serve on our Board due to his deep engineering expertise, executive leadership across major technology companies and startups, and extensive public company board experience.

The following table sets forth certain information regarding our continuing directors:

Name	Age	Director Class
Lt. Gen. Nina M. Armagno (Ret.)	60	Class III
Sir Peter Beck	48	Series A Preferred Stock Director; Chairman
Jon Olson	72	Class I
Kenneth Possenriede	66	Class III
Merline Saintil	49	Class I
Alex Slusky	58	Class I
Lt. Gen. Nina M. Armagno (Ret.)
Lt. Gen. Armagno has served on our Board since November 2023 and is a member of the Nominating and Corporate Governance Committee and Government Security Committee.

Lt. Gen. Armagno served as the Director of Staff, Headquarters for U.S. Space Force from August 2020 to August 2023. From June 2018 to August 2020, she served as the Director, Space Programs, Office of the Assistant Secretary for Acquisition where she directed the development and procurement of space programs for the Air Force and crafted program strategies for representing Air Force positions to Headquarters U.S. Air Force, the Office of the Secretary of Defense, Congress, and the White House. Prior to 2018, Lt. Gen. Armagno was the Director, Plans and Policy, U.S. Strategic Command where she was responsible for space and nuclear weapons plans, policy and employment. She is the only U.S. Air Force officer who has commanded both the Eastern and Western test and launch ranges.

Lt. Gen. Armagno currently serves as a director of First Command Financial Services, Inc. and in several advisory roles with defense and national security organizations, including the Space Strategic Advisory Group of Lockheed Martin Corporation since 2024, the Strategic Advisory Group of United Launch Alliance since 2023, the Strategic Advisory Board of VirnetX, Inc. since 2024, and the Board of Advisors of the National Security Space Association since 2024. She has also served as Executive Director of International Partnerships at Elara Nova since 2024 and as a member of the Council on Foreign Relations since 2021.

Lt. Gen. Armagno holds a Bachelor of Science in Biology from the U.S. Air Force Academy, a Master of Arts in Education Administration and Management from Chapman University, and a Master of Science in National Security Studies from National War College.

We believe that Lt. Gen. Armagno is qualified to serve on our Board due to her demonstrated leadership and experience in the U.S. Air Force and U.S. Space Force and her expertise in space operations and national security matters.
Sir Peter Beck
Mr. Beck is the Founder, President and Chief Executive Officer of Rocket Lab. Mr. Beck founded the company in 2006 and has served on the Legacy Rocket Lab board, and as the President and Chief Executive Officer since July 2013. He was appointed Chairman of the Legacy Rocket Lab board in May 2021 and Chairman of our Board in August 2021. Mr. Beck currently serves as the designated Series A Preferred Stock Director, with a term to expire at the annual meeting in 2027 concurrently with the Class III directors. Mr. Beck also served as our Treasurer from July 2013 until May 2021, and as our Secretary and Chief Financial Officer from July 2013 until September 2015.

Since 2013, Mr. Beck has led the development of the Electron launch vehicle, which was designed from the ground up to accommodate a high launch rate business model to meet the needs of customers for small launch services. Under Mr. Beck’s leadership, Rocket Lab pioneered advanced aerospace manufacturing techniques for Electron, including 3D-printed rocket engines, electric-pump-fed rocket engines and fully carbon composite fuel tanks. Mr. Beck also led the development of our private orbital launch site, LC-1, located in Mahia, New Zealand, which required the establishment of an international treaty and legislation to enable us to use U.S. launch and spacecraft technology that otherwise would not be permitted for launches from foreign soil.
Prior to founding Rocket Lab, Mr. Beck began his career in 1993 with an apprenticeship as a precision engineer at global appliance manufacturer Fisher & Paykel, before moving into production machinery design, product design and analysis. He later joined a government research institute in 2003, where he focused on advanced composites structures and materials for high performance applications. While at the government lab, Mr. Beck led several complex engineering programs to optimize technologies including wind turbines and superconductors. In his own time, Mr. Beck began building rockets at an early age, steadily increasing their size and complexity. In 2006, Mr. Beck founded Rocket Lab and led its efforts to successfully launch Atea-1 in 2009, which we believe is the first commercially-developed rocket to reach space from the Southern Hemisphere.
An award-winning engineer, Mr. Beck has been presented with the Gold Medal from the Royal Aeronautical Society, the Meritorious Medal from the New Zealand Division of the Royal Aeronautical Society and the Cooper Medal and Pickering Medal from the Royal Society of New Zealand. In addition, in recognition of Mr. Beck’s outstanding contributions to aerospace, entrepreneurship and technical innovation he was appointed as an adjunct professor in aerospace engineering by the University of Auckland and was knighted in 2024 by the New Zealand Government.
We believe that Mr. Beck is qualified to serve as a member of our Board because of his track record of success as the founder and Chief Executive Officer of Rocket Lab, as well as his extensive knowledge and experience in aerospace engineering and launch services.
Jon Olson
Mr. Olson has served on our Board since August 2021 and as a member of the Legacy Rocket Lab board since June 2021 (references to “Legacy Rocket Lab” mean Rocket Lab USA, Inc. prior to its merger with Vector Acquisition Corporation on August 25, 2021). Mr. Olson chairs the Audit Committee and is a member of the Nominating and Corporate Governance Committee.

Mr. Olson served as Chief Financial Officer of Xilinx, Inc., a provider of programmable semiconductor platforms, from June 2005 until his retirement in July 2016. While serving as Chief Financial Officer, he also held a variety of other senior management positions at Xilinx, including most recently as Executive Vice President from May 2014 to July 2016, Senior Vice President of Finance from August 2006 to May 2014 and Vice President of Finance from June 2005 to August 2006. Prior to joining Xilinx, he served at Intel Corporation from 1979 to 2005 in various senior financial positions, including Vice President of Finance and Enterprise Services and Director of Finance.

Mr. Olson holds a Master of Business Administration in Finance from Santa Clara University and a Bachelor of Science in Accounting from Indiana University.

In addition to Rocket Lab, Mr. Olson currently serves as a member of the boards of directors of Advanced Micro Devices, Inc. and Kulicke and Soffa Industries, Inc., and previously served as a member of the boards of directors of Xilinx, Inc, Mellanox Technologies, Ltd. and InvenSense, Inc., among others.

We believe that Mr. Olson is qualified to serve on our Board due to his financial expertise, including his experience as chief financial officer of a public company, and his extensive experience advising technology companies as both a director and executive.

Kenneth Possenriede

Mr. Possenriede has served on our Board since August 2024 and is a member of our Audit Committee and our Compensation Committee.

Mr. Possenriede most recently served as Executive Vice President and Chief Financial Officer of Lockheed Martin Corporation from February 2019 until his retirement in August 2021. Prior to becoming Chief Financial Officer at Lockheed Martin Corporation, Mr. Possenriede served as Vice President of Finance and Program Management for Lockheed Martin Aeronautics Company from April 2016 to February 2019, where he was responsible for leading finance and program management processes, including accounting, contracts, business management, financial planning, scheduling and earned value. Mr. Possenriede also served as Vice President and Treasurer for Lockheed Martin Corporation from 2011 to April 2016. In that role, he was responsible for all aspects of the corporation’s worldwide banking activity, including global treasury operations, foreign exchange and capital markets, rating agency relations, capital planning, facilities and risk management. Mr. Possenriede also served as Lockheed Martin Corporation’s Vice President of Finance for the Electronic Systems organization, where he was responsible for all aspects of the business unit’s financial and contractual processes and commitments.

Mr. Possenriede holds a Master of Business Administration from the University of Michigan and bachelor’s degree in economics from Rutgers University. He has served as an Accenture Luminary since March 2022.

We believe that Mr. Possenriede is qualified to serve on our Board due to his demonstrated executive leadership experience and extensive experience in finance, capital markets and risk management.

Merline Saintil
Ms. Saintil has served on our Board since June 2021 and is the lead independent director. She chairs the Nominating and Corporate Governance Committee and is a member of the Compensation Committee.

Ms. Saintil is an experienced senior executive, having served a number of Fortune 500 and privately held companies, including Change Healthcare Inc., Intuit Inc., Yahoo! Inc., PayPal Holdings, Inc., Adobe Inc., and Joyent, Inc. From April 2019 to February 2020, Ms. Saintil served as the Chief Operating Officer, R&D/IT, for Change Healthcare Inc., a payment management software company. Prior to joining Change Healthcare, Ms. Saintil was a senior executive in the Product & Technology group at Intuit Inc., a software company (November 2014-August 2018), where her core responsibilities included driving global strategic growth priorities, leading merger and acquisition integration and divestitures, and leading business operations for nearly half of Intuit’s workforce. Prior to Intuit, Ms. Saintil served as Head of Operations for Mobile & Emerging Products for Yahoo! Inc. (January 2014-November 2014). Earlier in her career, Ms. Saintil held various roles at Joyent, Inc., a software company (November 2011-September 2013); PayPal Holdings Inc., a payments company (July 2010-November 2011); Adobe Inc., a software company (April 2006-July 2010); and Sun Microsystems, Inc. (October 2000-April 2006).

Ms. Saintil holds a Bachelor of Science degree in Computer Science from Florida A&M University, a Master of Science degree in Software Engineering Management from Carnegie Mellon University and is an alumna of the Stanford Graduate School of Business. She has also completed Stanford Directors’ College and Harvard Business School’s executive education program and is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute.

In addition to Rocket Lab, Ms. Saintil currently serves on the boards of directors of GitLab, Inc., Symbotic Inc., and TD SYNNEX Corporation, having joined those boards in November 2020, June 2022 and September 2021, respectively. She is the chair of the Nominating and Governance Committee of Symbotic. She previously served on the boards of directors of Banner Corporation, Alkami Technology, Inc., Lightspeed Commerce Inc. and Evolv Technologies Holdings, Inc.

We believe that Ms. Saintil is qualified to serve on our board due to her executive leadership experience, her extensive experience in product, technology, and business operations, and her public company board and cybersecurity oversight experience.
Alex Slusky
Mr. Slusky has served on our Board since August 2021 and previously served as the Chairman of the board of directors of Vector Acquisition Corporation following its initial public offering in September 2020.

Since its inception in 1997, Mr. Slusky has served as Managing Director and Founding Partner of Vector Capital and its affiliated funds. From 1995 until 1997, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, managing a portfolio of public and private technology investments which later became Vector Capital. From 1992 until 1995, Mr. Slusky was an investor at New Enterprise Associates, a venture capital firm where he focused on venture investments in software, communications, and digital media.

Mr. Slusky holds a Bachelor’s degree in Economics from Harvard University and a Master of Business Administration from Harvard Business School.

In addition to Rocket Lab, Mr. Slusky currently serves on the board of directors of Cambium Networks Corp., a wireless technology company, and previously served on the board of directors of Technicolor SA, a digital media solutions company.

We believe that Mr. Slusky is qualified to serve on our Board due to his significant investment and business management experience and deep experience in financing and overseeing technology companies.

Director Independence
The Board determined that each of the directors on the Board (except for Peter Beck) qualifies as an independent director under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and SEC rules and regulations. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Rocket Lab with regard to each director’s business and personal activities and relationships as they may relate to Rocket Lab and its management, including the beneficial ownership of capital stock by each non-employee director and the transactions involving them as described in the section entitled “Certain Relationships and Related Party Transactions.”
Board and Committee Meetings
For the year ended December 31, 2025, our Board held 9 meetings, the Audit Committee held 5 meetings, the Compensation Committee held 3 meetings, the Nominating and Corporate Governance Committee held 3 meetings and the Government Security Committee held 1 meeting. Each Board member attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Note that, pursuant to the Holding Company Reorganization, all meetings and actions taken by written or electronic consents prior to May 23, 2025 were those of the Rocket Lab USA, Inc.’s Board of Directors and its committees. We do not have a formal policy regarding director attendance at annual meetings of stockholders. Kenneth Possenriede and Peter Beck attended the Company’s 2025 Annual Meeting.
Committees
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may establish ad hoc committees from time to time on an as-needed basis.
The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are posted and available on the investor relation section of our corporate website at https://investors.rocketlabcorp.com. The information on or accessible through our website is not a part of or incorporated by reference in this Proxy Statement.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee consists of Jon Olson, Edward Frank and Kenneth Possenriede, with Jon Olson serving as the chair. The Board determined that each of the members of the Audit Committee meet the independence requirements under Nasdaq and SEC rules and is financially literate and each of Jon Olson and Kenneth Possenriede qualify as an audit committee financial expert within the meaning of the SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules.
The functions of this committee include, among other things: reviewing and reassessing the adequacy of the Audit Committee charter; appointing, terminating and selecting a firm to serve as our independent registered public accounting firm to audit our financial statements; ensuring the independence of the independent registered public accounting firm; overseeing the work of the independent registered public accounting firm; considering the adequacy of our internal controls; reviewing any reports made by the Chief Executive Officer and Chief Financial Officer of the Company to the Audit Committee with respect to (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting; reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and approving or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.
Compensation Committee
Our Compensation Committee consists of Edward Frank, Kenneth Possenriede and Merline Saintil, with Edward Frank serving as the chair. Our Board has determined that each of the members of the Compensation Committee meets the independence requirements under Nasdaq and SEC rules. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
The functions of the Compensation Committee include: reviewing and reassessing the adequacy of the Compensation Committee charter; reviewing and approving the compensation and the terms of any compensatory agreements of our Chief Executive Officer and our other non-chief executive officers; reviewing and recommending to the Board the compensation of its directors; administering our stock and equity incentive plans; reviewing and approving or making recommendations to the Board with respect to incentive compensation and equity plans; determining and approving any employment agreements, severance arrangements, retirement arrangements and special or supplemental benefits for each executive officer of the Company, including perquisite benefits; establishing Rocket Lab’s overall compensation philosophy; and such other functions as are required to comply with Nasdaq listing rules.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Merline Saintil, Lt. Gen. Nina Armagno and Jon Olson, with Merline Saintil serving as the chair. Our Board determined that each of the members of the Nominating and Corporate Governance Committee meet the independence requirements under Nasdaq and SEC rules.
The functions of the nominating and governance committee include: reviewing and reassessing the adequacy of the Nominating and Corporate Governance Committee charter; determining and, at least annually, reviewing the specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee recommended nominee; establishing a policy with regard to the consideration of director candidates recommended by stockholders and establishing procedures to be followed by securityholders in submitting recommendations for director candidates to the Nominating and Corporate Governance Committee; identifying and recommending candidates for membership on the Board; recommending individuals to the Board for nomination for election as directors at each annual meeting of stockholders or for appointment as directors by the Board to fill any vacancy on the Board; recommending to the Board directors for appointment as chairperson and as members of Board committees; and reviewing all director nominations and proposals submitted to the Company by its stockholders, to determine whether the nomination or proposal was submitted in a timely manner. The Nominating and Corporate Governance Committee has not yet adopted a formal policy with regard to the consideration of any director candidates that may be recommended by stockholders, but intends to do so and will consider candidates recommended by our stockholders so long as the proper procedures in our bylaws are followed. In addition, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations about the Company’s ESG strategy, policies and procedures.
In addition to the formal procedures set forth in our bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee may from time to time evaluate candidates for nomination as director that come to its attention through incumbent directors, management, stockholders or third parties. Such informal recommendations by stockholders should be directed to the attention of the Nominating and Corporate Governance Committee as set forth below under “—Communications with Directors.” The Nominating and Corporate Governance Committee has and may in the future, if it deems appropriate under the circumstances, engage a third-party search firm to assist in identifying qualified candidates.
The Nominating and Corporate Governance Committee seeks director candidates who possess high quality business and professional experience, the highest personal and professional ethics, integrity and values and who have an inquisitive and objective perspective and mature judgment. Director candidates must also be committed to representing the best interests of our stockholders and have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. The Nominating and Corporate Governance Committee has no formal policy on diversity in identifying potential director candidates, but does regularly assess the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Stockholder Proposals
Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting must provide timely notice of such nominations in writing. To be timely, a stockholder’s notice generally must be received in writing at the Company’s offices at Rocket Lab Corporation, 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Company’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or 60 days later than such anniversary date, notice by the stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice must set forth, among other things:
•as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or to manage the risk or benefit of share price changes for or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board, (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14a under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) for the full term for which such person is standing for election;
•as to any other business that the stockholder proposes to bring before such annual meeting, a brief description of the business desired to be brought before such annual meeting, the reasons for conducting such business at such annual meeting, the text, if any, of any resolutions or bylaw amendment proposed for adoption and any material interest in such business of each Proposing Person (as defined below);

•the name and address of the stockholder giving the notice, as they appear on the Company’s books and the names and addresses of the other Proposing Persons (if any), (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Company, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company and (e) any performance-related fees (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”), (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company and (iv) any other information relating to such Proposing Person that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable);
•a description of all agreements, arrangements or understandings by and among any of the Proposing Persons or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding) and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s) and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
•a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of these provisions of our bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before an annual meeting and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before an annual meeting is made. For purposes of these provisions of our bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Company or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Company.
A stockholder must also comply with all other applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nominations of candidates for directors. The preceding is a summary of the stockholder nomination procedures set forth in our bylaws as currently in effect and we refer our stockholders to the full text of Article I, Section 2 of our bylaws and such other applicable provisions of our bylaws as in effect from time to time for the specific requirements of such director nomination procedures by stockholders. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Board Leadership Structure
Separation of Chairman and Chief Executive Officer
Our Corporate Governance Guidelines state that the Board shall fill the positions of Chair and Chief Executive Officer according to its view of what is best for the Company at any given time. The Board does not believe there should be a fixed rule as to whether the offices of Chair and Chief Executive Officer should be vested in the same person or two different persons or whether the Chair should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times and the Board believes that retaining flexibility in these decisions is in the best interest of the Company.
Currently, Mr. Beck serves as the Company’s Chair and Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.
In addition, the Board may appoint a lead independent director. The lead independent director will preside over periodic meetings of independent directors, serve as a liaison between the Chair and the independent directors and perform such additional duties as the Board may otherwise determine and delegate. Currently, Ms. Saintil serves as lead independent director.
Executive Sessions of the Board
The independent directors meet at regularly scheduled executive sessions without the participation of management or non-independent directors. If the Chair is an independent director, then the Chair will preside at these meetings. If the Chair is not an independent director, then the director who presides at these meetings will be the lead independent director. In the event that the lead independent director is unavailable to attend such a meeting, then a majority of the independent directors in attendance may designate one independent director to preside at such meeting. As required under applicable Nasdaq listing standards, in 2025, the Company’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.
Presiding Director
In accordance with our corporate governing documents, the Board shall designate a representative to preside over all meetings of the Board, provided that if the Board does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chair of the Board, if one is elected, shall preside over all meetings of the Board. If both the designated presiding director, if one is so designated and the Chair of the Board, if one is elected, are unable to preside or are absent, the Board shall designate an alternate representative to preside over a meeting of the Board.

Board Role in Risk Oversight
Management will regularly report on any potential material risks to our Board at its meetings. Management reports regularly to the full Board, which also considers our material risks, with input from our various Board committees. Our Audit Committee also has certain statutory, regulatory and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for review and discussion of the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management and periodically reviewing our enterprise risk management framework and major risk exposures, including our enterprise risk management processes. In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.
The Board’s other independent committees also oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally and our Nominating and Corporate Governance Committee considers risks relating to management succession planning and corporate governance matters.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy which was filed as exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026. In addition, with regard to the Company's trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Anti-Hedging and Anti-Pledging Policy
In addition to our insider trading and disclosure policy applicable to all directors, officers and employees generally, we have special trading procedures for insiders that is applicable to all of our directors, executive officers and certain designated employees (the “designated insiders”) that prohibits such designated insiders from certain hedging and pledging activities related to our securities. The policy prohibits those designated insiders and their affiliated persons from engaging in any purchases or sales of puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities unless such transaction has been approved by the Nominating and Corporate Governance Committee of the Board. In addition, such designated insiders are prohibited from using the Company’s securities as collateral in a margin account and may not pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee of the Board. In April 2025, the Nominating and Corporate Governance Committee approved the pledge of 1 million shares of Common Stock by Adam Spice, our Chief Financial Officer, for the purpose of securing a loan to purchase a home.
Director Orientation and Continuing Education
Our Nominating and Corporate Governance Committee oversees the orientation process for new members of our Board to ensure that they are familiar with the Company’s operations, financial matters, corporate governance practices and other key policies and practices through the preparation and review of background material and management meetings as appropriate. In addition, our Nominating and Corporate Governance Committee seeks to identify and encourage training and continuing education opportunities for all directors in order to improve both our Board and its committees’ performance.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of our Code of Business Conduct and Ethics without charge to any person upon written request made to Rocket Lab Corporation, 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary. Our Code of Business Conduct and Ethics is also available in the investor relations section of our website at https://investors.rocketlabcorp.com. We will disclose any waivers or amendments to the provisions of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on our website.
Report of the Audit Committee
Important Note: Pursuant to the Holding Company Reorganization, effective May 23, 2025, the Company is the successor registrant of the Predecessor. All meetings and actions taken by written or electronic consents prior to May 23, 2025 were those of the Rocket Lab USA, Inc.’s Audit Committee, and the discussion below regarding financial statements, financial reporting, audits, and internal controls of the Company prior to May 23, 2025 were those of the Predecessor.
The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP, our independent registered public accounting firm, our audited financial statements contained in our Annual Report to Stockholders filed on Form 10-K for the fiscal year ended December 31, 2025. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026.
Audit Committee:
Jon Olson (Chair)
Edward Frank
Kenneth Possenriede
Communications with Directors
A stockholder or other interested party who wishes to communicate directly with the Board, a committee of the Board, the lead independent director, the non-management or independent directors as a group or with the Chairman or any other individual director, regarding matters related to the Company should send the communication to:
Board or Chairman, lead independent director, individual director, committee or group of directors
Rocket Lab Corporation
c/o Rocket Lab Corporation
Corporate Secretary
3881 McGowen Street
Long Beach, California
We will forward all stockholder and other interested party correspondence about the Company to the Board, a committee of the Board, the lead independent director, the non-management or independent directors as a group or with the Chairman or any other individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee have been an officer or employee of our Company during the last fiscal year. During 2025, decisions regarding executive officer compensation were made by our Compensation Committee. Mr. Beck, our Chief Executive Officer, participated in deliberations of our Compensation Committee regarding the determination of compensation of our executive officers other than himself for 2025 and prior periods. None of our executive officers currently serves or in the past has served, as a member of the Compensation Committee or the compensation committee of another entity that has one or more executive officers serving on our Board.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the 2025 compensation for our principal executive officer, our principal financial officer, and the two most highly compensated executive officers (other than our principal executive officer and principal financial officer) who were serving as an executive officer at the end of the last completed fiscal year (together, our “Named Executive Officers”). We did not have any other executive officers during 2025. For 2025, our Named Executive Officers were:
•Peter Beck, our Founder, President and Chief Executive Officer (our “CEO”);
•Adam C. Spice, our Chief Financial Officer (our “CFO”);
•Arjun Kampani, our Senior Vice President, General Counsel and Corporate Secretary; and
•Frank Klein, our Chief Operations Officer (our “COO”).
This Compensation Discussion and Analysis describes the material elements of our executive compensation during 2025. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee and our Board arrived at the specific compensation decisions for our Named Executive Officers in 2025 and discusses the key factors that were considered in determining their compensation.
Executive Summary
Who We Are
We are an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft design services, spacecraft components, spacecraft manufacturing and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space. We believe that space has defined some of humanity’s greatest achievements and it continues to shape our future. We are motivated by the impact we can have on Earth by making it easier to get to space and to use it as a platform for innovation, exploration and infrastructure.
2025 Business Highlights
Our executive compensation program seeks to incentivize and reward strong corporate performance. 2025 was a year marked by significant achievements across our business. 2025 business highlights included the following:
•Full year 2025 revenue of $601.8 million, representing year-on-year growth of approximately 38%.
•Full year 2025 broad based growth with our organic space system products and services representing growth of $91.9 million and higher launch cadence that delivered growth of $73.7 million.
•Backlog increased from $1,067.0 million at December 31, 2024 to $1,847.3 million as of December 31, 2025.
Executive Compensation Overview
Our compensation philosophy emphasizes a combination of base salary and periodic long-term incentives awards, primarily in the form of time-based restricted stock units (“RSUs”). Our executives are also eligible to receive discretionary cash bonuses, subject to the Compensation Committee’s assessment of company and individual performance each year. Our Compensation Committee views this approach as an effective strategy for aligning the interests of our executives with those of our stockholders, with incentives to drive long-term shareholder value creation, and aligning with the dynamic, high growth trajectory of our operations.
In making decisions for fiscal year 2025 executive compensation, our Compensation Committee considered the significant appreciation of our stock and resulting value of outstanding unvested equity awards held by our executives. With this in mind, and building on our overall compensation philosophy, our Compensation Committee and Board took the following key actions with respect to the compensation of our Named Executive Officers for 2025:
•No base salary increases for Named Executive Officers.
•No discretionary cash bonuses paid in connection with our performance in fiscal 2025.
•Approved an equity award in the form of time-based RSUs for our CEO as specified in his employment agreement finalized in December 2024.
•No equity grants for other Named Executive Officers during 2025.

Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives and aligns our executive officers’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•provide market competitive compensation and benefit levels that will attract, motivate, reward and retain a highly talented team of executives within the context of responsible cost management;
•establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives;
•align the interests and objectives of our executives with those of our stockholders by linking their long- term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance; and
•offer total compensation opportunities to our executives that are competitive, internally consistent and fair.
We structure the annual compensation of our executive officers using the following principal elements: base salary, discretionary cash bonus opportunities and long-term equity incentive opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our executive officers, including our Named Executive Officers, and stockholders and to link pay with performance.
We have not adopted policies or employed guidelines for allocating compensation between current and long- term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in formulating and proposing the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.
Relationship Between Pay and Performance
We design our executive compensation program to align the attraction, motivation and retention of our executive officers, including our Named Executive Officers, with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our executive officers’ target annual total direct compensation opportunity is variable in nature.
We emphasize variable compensation that appropriately rewards our executive officers through the following two principal compensation elements:
•First, we provide the opportunity to earn discretionary cash payments if they produce short-term results aligned with long-term stockholder value that meet or exceed certain business objectives set forth in our annual operating plan.
•In addition, we grant RSU awards, which in the aggregate comprise a majority of their target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our Common Stock, thereby incentivizing our executive officers to build sustainable long-term value for the benefit of our stockholders.
These variable pay elements ensure that, each year, a substantial portion of our executive officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
We believe that these compensation elements provide balanced incentives for our executive officers to meet our business objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years and our performance over this period.

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025:
What We Do:
•Maintain Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.
•Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
•Maintain Independent Compensation Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2025 compensation review. This consultant performed no other consulting or other services for us in 2025.
•Equity Compensation. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is equity-based to align the interests of our executive officers and stockholders.
•Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi- year periods, consistent with current market practice and our retention objectives.
•“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).
•Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees, including payment of health care benefits for employees at the level of director and above.
•Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.
What We Don’t Do:
•No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements to our U.S. executive officers other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our Section 401(k) Plan (as defined below) on the same basis as our other U.S. employees.
•Limited Perquisites. We provide minimal perquisites and other personal benefits to our executive officers, which, in 2025, consisted of cell phone reimbursements and for our COO, reimbursements for relocation and housing stipends, as well as related tax gross ups.
•No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation and housing benefits.
•No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•Limited Hedging or Pledging of Our Securities Without Pre-Clearance. Our executive officers, the members of our Board and certain designated employees (and certain related persons and entities) are prohibited from (i) buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities or (ii) pledging our securities as collateral for a loan (or modifying an existing pledge), unless such transaction or pledge has been approved by the Nominating and Corporate Governance Committee of our Board.
Non-Binding Stockholder Advisory Vote on Our Named Executive Officer Compensation
At the 2025 Annual Meeting of Stockholders we conducted our annual non-binding stockholder advisory vote on Named Executive Officer compensation (commonly referred to as a “Say-on-Pay vote”) and received the support of approximately 80% of votes cast.
We value the opinions of our stockholders. Our Board and the Compensation Committee have and will consider the outcome of this and future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers. In addition, consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we intend to continue holding an annual Say-on-Pay vote.
Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our Named Executive Officers. The Compensation Committee has the authority to make decisions regarding the compensation of our executive officers, including our Named Executive Officers, and formulate recommendations for our Board regarding the compensation of the non-employee members of our Board and our CEO, if requested. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. To date, the Compensation Committee has not delegated any of its authority to any persons of other committees.
The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in determining the compensation of our executive officers, including our Named Executive Officers.
Setting Target Total Direct Compensation
Each year, the Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our Named Executive Officers. As part of this review, the Compensation Committee evaluates the base salary levels, cash bonus opportunities and long-term incentive compensation opportunities of our executive officers and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target total direct compensation opportunities of our executive officers. When evaluating the competitive positioning of our Named Executive Officers, the Compensation Committee considers total compensation inclusive of the value of equity vesting during the fiscal year.

In formulating its decisions about the compensation of our executive officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;
•each individual executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the prior performance of each individual executive officer, based on a subjective assessment of his contributions to our overall performance, ability to lead his business unit or function and work as part of a team, all of which reflect our core values;
•the potential of each individual executive officer to contribute to our long-term financial, operational and strategic objectives;
•the retention risk (and related replacement cost) of each individual executive officer;
•our CEO’s compensation relative to that of our executive officers and compensation parity among our executive officers;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).
These factors provide the framework for formulating and making decisions regarding the compensation opportunity for each executive officer, including each Named Executive Officer. No single factor is determinative in developing these decisions, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in formulating and developing its compensation decisions for our executive officers. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in making their decisions.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, in formulating and making its decisions, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our executive officers, including our Named Executive Officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year.

At the end of each year, our CEO reviews the performance of our other executive officers including our Named Executive Officers, based on such individual’s level of success in accomplishing the business objectives established for him for the year and his overall performance during that year and then shares these evaluations with and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account the Company’s business objectives, which are reviewed with our Board.
The Compensation Committee reviews and discusses the proposals and recommendations with our CEO and considers them as one factor in formulating and making its decisions with respect to the compensation of our executive officers, including our Named Executive Officers. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
During fiscal year 2025, Compensia, a national compensation consulting firm, served as the compensation consultant of the Compensation Committee to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our Named Executive Officers, and with the data analysis and selection of the compensation peer group.
In fiscal year 2025, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
•assisted in the review and updating of our compensation peer group;
•analyzed compensation levels of our Named Executive Officers relative to competitive market data based on companies in our compensation peer group and selected compensation surveys;
•provided advice on compensation best practices and market trends for Named Executive Officers and directors; and
•supported on other ad hoc matters throughout the year.
The terms of Compensia’s engagement includes reporting directly to the Compensation Committee Chair. During fiscal year 2025, Compensia did not provide any additional services to the Compensation Committee. The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2025. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Nasdaq Rule 5605(d)(3)(D) and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee uses to formulate and make its decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

In October 2024, Compensia provided recommendations regarding the composition of the Company’s compensation peer group targeting inclusion of companies meeting the following criteria:
•publicly traded companies in the aerospace and defense, cable. satellite, other space and aircraft- related industries, and broader technology, preferably located in California;
•similar revenues – companies with revenue generally between $110M and $700M;
•similar market capitalization –companies with market capitalizations generally between $1B and $10B; and
•high revenue growth.
Following this review, Compensia proposed changes to our prior peer group to remove companies that fell significantly outside the target financial criteria identified above, reposition Rocket Lab more closely to the median among peers, and reinforce an emphasis on aerospace and related high tech industry profiles. On the basis of this review, our compensation peer group was updated and the resulting peer groups is comprised of the following companies:

AeroVironment	Globalstar	Lucid Group
AppFolio	Impinj	MACOM Technology Solutions
AST SpaceMobile	Iridium Communications	MDA Space
Astera Labs	Joby Aviation	Mercury Systems
Aurora Innovation	Kratos Defense & Security Solutions	QuantumScape
BlackLine	Loar Holdings	Viasat
The peer group used to support fiscal year 2025 compensation decisions reflects the following removals from the peer group used to determine fiscal year 2024 compensation: Alteryx, Ambarella, Energy Recovery, Five9, Indie Semiconductor, Intuitive Machines, Luminar Technologies, MaxLinear, Planet Labs, and Telesat. In addition, the fiscal year 2025 peer group reflects the following additions from the peer group used to determine fiscal year 2024 compensation: AST SpaceMobile, Astera Labs, Aurora Innovation, Joby Aviation, Loar Holdings, Lucid Group, and QuantumScape. Changes were driven primarily by an objective of reinforcing an emphasis on higher-valued aerospace and deep-tech companies in the peer group while balancing Rocket Lab’s positioning within the group on key financial metrics.
The Compensation Committee uses data drawn from the companies in our compensation peer group, as well as data from custom data cuts drawn from the Radford Global Technology Survey, to evaluate the competitive market when formulating and making its decisions for the total direct compensation packages for our executive officers, including base salary, cash bonus opportunities and long-term incentive compensation opportunities.
The Compensation Committee intends to review our compensation peer group at least annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract and retain highly talented individuals. Base salary is used to provide each executive officer with a specified level of cash compensation during the year with the expectation that he will perform his responsibilities to the best of his ability and in our best interests.
Generally, we establish the initial base salaries of our executive officers, including our Named Executive Officers, through arm’s-length negotiation at the time we hire the individual, taking into account his position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes decisions for adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

Accordingly, the Compensation Committee determined that no base salary increases were necessary for fiscal year 2025. The base salaries of our Named Executive Officers for 2025 were as follows:

Named Executive Officer	2024 Annual Base Salary	2025 Annual Base Salary	Percentage Adjustment
Mr. Beck	$800,000	$800,000	—%
Mr. Spice	$423,280	$423,280	—%
Mr. Kampani	$416,000	$416,000	—%
Mr. Klein	$400,000	$400,000	—%
The base salaries earned by our Named Executive Officers during 2025 are set forth in the “Executive Compensation – 2025 Summary Compensation Table” below.
Cash Bonuses
On August 25, 2025, the Compensation Committee adopted a Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) that provides for an opportunity to earn cash bonus payments based upon the attainment of performance targets established by the Compensation Committee. The performance targets may be related to financial and operational measures or objectives with respect to the Company, as well as individual performance objectives. While our executive officers are eligible to receive discretionary cash bonuses pursuant to the Bonus Plan, subject to the Compensation Committee’s assessment of company and individual performance as well as our overarching compensation philosophy, including factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above, our Compensation Committee determined not to award any discretionary cash bonuses to our Named Executive Officers for fiscal year 2025.
Long-Term Equity Incentive Compensation
As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate and reward qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our Common Stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain our executive officers in a highly competitive market.
To date, the Compensation Committee has not applied a rigid formula in developing its recommendations with respect to the size of the equity awards to be granted to our executive officers. Instead, in making these recommendations, the Compensation Committee has exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by its compensation consultant, the outstanding equity holdings of each executive officer (including the current economic value of his unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group and the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Based upon these factors, the Compensation Committee formulates and determines the size of each award it proposes to recommend at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
2025 Annual Equity Awards
In December 2024, Mr. Beck entered into an amended and restated employment agreement intended to provide a total compensation package that the Compensation Committee viewed as competitive with the market for similar positions based on peer group data, described above, as well as Mr. Beck’s qualifications and experience. The terms of this employment agreement were additionally informed by the Compensation Committee’s assessment of Mr. Beck’s performance, contribution to our Company’s success, and importance to our Company in the future. The agreement provided for a fiscal 2025 equity award with a target value of not less than $8 million, which was approved by the Compensation Committee and granted in November 2025.

In addition, the Compensation Committee evaluated the long-term incentive compensation of our Named Executive Officers in March 2025. As part of this review of our executive compensation program and after taking into consideration a competitive market analysis prepared by its compensation consultant and the existing equity holdings of our Named Executive Officers, the Compensation Committee did not approve an equity award for Messrs. Spice, Kampani and Klein due to the magnitude of their unvested holdings at the time of the review.

Named Executive Officer	# of RSUs Awarded	Target Grant Value
Mr. Beck	132,426	$8,000,000
Mr. Spice	—	$—
Mr. Kampani	—	$—
Mr. Klein	—	$—
The RSUs granted to Mr. Beck vest as follows: 1/16 of the RSUs vested on November 22, 2025 and 1/16 of the RSUs vested or will vest on each March 1st, May 22nd, August 22nd or November 22nd thereafter, in each case subject to Mr. Beck’s continued service with the Company through each applicable vesting date. The target value was converted into a number of RSUs using the average closing price of the Company’s common stock during the 30-trading-day period ending on the trading day immediately prior to the grant date. Accordingly, the target value shown in the table above differs from the grant-date fair value reported in the 2025 Summary Compensation Table below.
CEO Award Modification in 2025
During fiscal year 2024, Mr. Beck was granted an award for 631,498 RSUs (the “CEO FY24 RSUs”) with the following vesting schedule: 5/16th of the CEO FY24 RSUs vesting on March 1, 2025 and 1/16th of the remaining CEO FY24 RSUs vesting on each May 22, August 22, November 22 and March 1 thereafter, subject to Mr. Beck’s continued service through each applicable vesting date. In addition, during fiscal year 2024, Mr. Beck was granted a one-time award for 157,875 RSUs (the “CEO FY24 Special RSUs”) to vest in full on March 1, 2025, subject to Mr. Beck’s continued service through such date. The CEO FY24 Special RSUs were subsequently amended in February 2025 to vest in full on April 4, 2025 instead of March 1, 2025 and similarly, the CEO FY24 RSUs were amended in February 2025 so that the first tranche (i.e., 5/16th of the CEO FY24 RSUs) would vest on April 4, 2025 instead of March 1, 2025. All other vesting terms remain unchanged. The aggregate incremental fair value attributable to such modifications of the CEO FY24 RSUs and CEO FY24 Special RSUs is included in the 2025 Summary Compensation Table below.
Other Compensation Policies and Practices
Employment Agreements
We have entered into written employment agreements or employment offer letters with each of our Named Executive Officers. We believe that these agreements were necessary to secure the service of these individuals in a highly competitive job market.
Each of these employment agreements provides for an indefinite term of “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause). These employment agreements generally set forth the Named Executive Officer’s initial base salary, initial target annual cash bonus opportunity and eligibility to receive annual equity awards based upon performance and award guidelines as established by our Board or the Compensation Committee. In addition, to the extent applicable, each employment agreement or employment offer letter also includes certain restrictive covenants, effective during the Named Executive Officer’s employment with us and for a six-month period thereafter (and 24 months for our CEO). Further, each of our Named Executive Officers is also subject to intellectual property assignment and perpetual confidentiality provisions that protect our commercial interests.
Certain of the employment agreements also provided that each Named Executive Officer is eligible to receive severance payments and benefits upon a qualifying termination of employment. Such provisions, other than certain statutorily required notice periods in Mr. Beck’s agreement, have been subsequently replaced by the Executive Severance Plan, as more fully described in “Executive Compensation – Potential Payments on Termination or Change in Control” below.

For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Executive Compensation – Potential Payments on Termination or Change in Control” below.
Post-Employment Compensation
Pursuant to our Executive Severance Plan, each of our Named Executive Officers is eligible for certain protections in the event of specified involuntary terminations of employment (including a termination of employment by us “without cause” or a resignation of employment for “good reason” (as such terms are defined in the Executive Severance Plan (a “qualifying termination”)), including a qualifying termination in connection with a change in control of the Company), in exchange for executing and not revoking our then-standard separation agreement and release of claims and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan). The Executive Severance Plan provides reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he leaves our employ under certain circumstances to facilitate his transition to new employment. Further, by requiring a departing Named Executive Officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits we seek to mitigate any potential employer liability and avoid future disputes or litigation. In addition, we believe these arrangements align the interests of our Named Executive Officers and our stockholders when considering our long-term future. One of the primary purposes of these arrangements in the case of a change in control of the Company is to keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
Under the Executive Severance Plan, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.
In the event of a change in control of the Company, to the extent Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable to a Named Executive Officer, such individual is entitled to receive either (i) payment of the full amounts specified in the Executive Severance Plan to which he is entitled or (ii) payment of such amount that is less than the amount that would otherwise trigger the excise tax imposed by Section 4999, depending on which results in the Named Executive Officer receiving the greater net after-tax benefit.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when developing its recommendations with respect to the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers under the Executive Severance Plan, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Executive Compensation – Potential Payments on Termination or Change in Control” below.
Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, reimbursement for mobile phone coverage and an employee stock purchase plan.

We maintain the Rocket Lab Corporation Section 401(k) Profit Sharing Plan & Trust, a tax-qualified retirement plan that provides eligible employees, including our U.S.-based Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis (the “Section 401(k) Plan”). Retirement plan participants are able to defer eligible compensation subject to applicable annual limits under the Code. Participants pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their contributions. We match each participant’s contribution up to a maximum of 3% of their eligible compensation, subject to three-year vesting. The Section 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Employee Stock Purchase Plan
We offer our employees, including our Named Executive Officers, the opportunity to purchase shares of our Common Stock at a discount under our 2021 Employee Stock Purchase Plan (“2021 ESPP”). Pursuant to the 2021 ESPP, all eligible employees, including our Named Executive Officers, may allocate up to 15% of their compensation (as defined in the 2021 ESPP) during a twelve-month offering period with two six-month purchase periods to purchase our Common Stock at a 15% discount to the per share market price of our Common Stock on the first of the offering period or last day of the purchase period, whichever is lower, subject to specified limits.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective and for recruitment and retention purposes. In 2025, we provided our Named Executive Officers with cell phone reimbursements and for our COO, reimbursements for relocation and housing stipends, and related tax gross ups.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Hedging and Pledging Prohibitions
Under our insider trading policy, our executive officers, the members of our Board and certain designated employees (and certain related persons and entities) are prohibited from (i) selling any of our securities that are not owned by such individual at the time of sale (a “short sale”), (ii) buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engage in any other hedging transaction with respect to our securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee of our Board or (iii) use our securities as collateral in a margin account.
In addition, our executive officers, the members of our Board and certain designated employees (and certain related persons and entities) are prohibited from pledging our securities as collateral for a loan (or modifying an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee of our Board.
Clawback Policy
We have adopted a compensation recovery policy (the “Clawback Policy”), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers, including all of our Named Executive Officers. Under the Clawback Policy, subject to limited exceptions, if we are required to prepare a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Timing of Grant of Equity Awards
Our Board and Compensation Committee typically grant equity awards on a quarterly basis, but do not follow a formal policy or practice related to the timing of the grants of equity awards. Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing of equity award grants in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is the Company’s practice not to release material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
We did not grant any stock options, stock appreciation rights or similar option-like instruments in 2025.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, compensation paid to our “covered executive officers” (which include our CEO and CFO), except for certain “grandfathered” arrangements, will not be deductible to the extent it exceeds $1 million. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, FASB ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any Named Executive Officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Section 409A of the Code may apply to certain severance arrangements, bonus arrangements, and equity awards. We structure all our severance arrangements, bonus arrangements, and equity awards in a manner to either avoid the application of Section 409A of the Code or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.
Compensation Committee Report
The information contained in this compensation committee report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act or (iv) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Rocket Lab specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed the Compensation Discussion and Analysis section required by Item 402(b) of Regulation S-K and discussed that analysis with management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2025, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Compensation Committee
Edward Frank (Chair)
Merline Saintil
Kenneth Possenriede
EXECUTIVE COMPENSATION
2025 Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by and paid to Rocket Lab’s Named Executive Officers for services rendered to Rocket Lab in all capacities in fiscal years ended December 31, 2025, 2024 and 2023, respectively.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		All other Compensation ($)		Total ($)
Peter Beck	2025	800,000		—	6,030,680	(3)	—		6,830,680
President, Chief Executive Officer	2024	575,000		783,750	18,163,473		588,535		20,110,758
and Chairman of the Board	2023	500,000		462,714	—		—		962,714
Adam Spice	2025	443,630	(4)	—	—		11,460	(5)	455,090
Chief Financial Officer	2024	431,453		290,277	—		11,310		733,040
	2023	407,000		268,189	—		13,133		688,322
Arjun Kampani	2025	436,000	(4)	—	—		11,460	(5)	447,460
Senior Vice President, General Counsel	2024	439,381		203,775	1,191,213		11,310		1,845,679
and Corporate Secretary	2023	400,000		185,085	—		16,549		601,634
Frank Klein	2025	400,000		—	—		26,025	(5)	426,025
Chief Operations Officer (6)	2024	107,692		180,415	9,256,000		34,338		9,578,445
(1)For all the Named Executive Officers other than Mr. Klein, the amounts represent discretionary bonuses paid to such Named Executive Officers for the applicable fiscal year. For Mr. Klein, the amount for fiscal year 2024 represents (i) a $100,000 signing bonus and (ii) a $80,415 discretionary bonus.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSUs granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts also do not reflect the actual economic value that may be realized by the Named Executive Officers upon the vesting and settlement of RSUs or the sale of the Common Stock underlying such awards.
(3)In fiscal year 2025, certain RSUs held by Mr. Beck were modified to amend their vesting date from March 1, 2025 to April 4, 2025. There was no incremental fair value, calculated in accordance with FASB ASC Topic 718, associated with this modification.
(4)Salaries include cash paid in lieu of vacation. For fiscal year 2025, such amounts were $20,350 and $20,000 for Mr. Spice and Mr. Kampani, respectively.
(5)For Messrs. Spice and Kampani, the amount represents employer matching contributions under our Section 401(k) Plan ($10,500 for Mr. Spice and $10,500 for Mr. Kampani) and cell phone reimbursements ($960 for Mr. Spice and $960 for Mr. Kampani). For Mr. Klein, the amount represents employer matching contributions under our Section 401(k) Plan of $10,500, reimbursement for a temporary housing stipend of $10,000 in connection with Mr. Klein’s relocation to the Long Beach, California area and $5,525 for related tax gross ups.
(6)Mr. Klein commenced employment with us on September 16, 2024 as the Company’s COO and was not a Named Executive Officer for 2023.

Grants of Plan-Based Awards Table for Fiscal Year 2025
The following table sets forth the individual awards made to each of our Named Executive Officers during 2025. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” above.

Name (1)		Grant date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Peter Beck	Time-based RSUs	11/15/2025	132,426	6,030,680
(1)Mr. Spice, Mr. Kampani and Mr. Klein did not receive grants of equity awards during fiscal year 2025. None of the Named Executive Officers received payments under a non-equity incentive plan during fiscal year 2025.
(2)The amounts shown represent time-based RSUs granted pursuant to our 2021 Stock Option and Incentive Plan (as amended from time to time, the “2021 Plan”), which amounts will be payable in shares of our Common Stock if the service-based conditions for such time-based RSUs are met, as described in the footnotes to the “Outstanding Equity Awards at 2025 Fiscal Year-End Table” below.
(3)In accordance with SEC rules, this column reflects the aggregate grant date fair market value of the equity awards granted during 2025, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts also do not reflect the actual economic value that may be realized by the Named Executive Officers upon the vesting or settlement of RSUs or the sale of the Common Stock underlying such awards. Furthermore, in fiscal year 2025, certain RSUs held by Mr. Beck were modified to amend their vesting date from March 1, 2025 to April 4, 2025. There was no incremental fair value, calculated in accordance with FASB ASC Topic 718, associated with this modification.
Outstanding Equity Awards at 2025 Fiscal Year End Table
The following table sets forth information concerning outstanding equity awards held by each of the Named Executive Officers as of December 31, 2025.

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(3)
Peter Beck	12/3/2024	—		—	—	—	315,750	(4)	22,026,720
	11/15/2025	—		—	—	—	124,150	(5)	8,660,704
Adam Spice	8/3/2018	3,254,156	(6)	—	1.09	8/3/2028	—		—
	5/12/2022	—		—	—	—	229,691	(7)	16,023,244
Arjun Kampani	5/12/2022	—		—	—	—	77,370	(7)	5,397,331
	1/6/2024	—		—	—	—	110,298	(8)	7,694,388
Frank Klein	9/19/2024	—		—	—	—	893,750	(9)	62,348,000
(1)Each option is subject to the terms of our Second Amended and Restated 2013 Stock Option and Grant Plan (as amended from time to time, the “2013 Plan”). The options are subject to certain acceleration of vesting provisions pursuant to the Executive Severance Plan.
(2)Each stock award is subject to the terms of the 2021 Plan. The equity awards are subject to certain acceleration of vesting provisions pursuant to the Executive Severance Plan.
(3)Computed in accordance with SEC rules as the number of unvested shares or units multiplied by the closing market price of a share of our Common Stock on December 31, 2025, the last trading day of our 2025 fiscal year, which was $69.76.
(4)5/16th of the RSUs vested on April 4, 2025 and 1/16th of the RSUs vested or will vest on each March 1st, May 22nd, August 22nd and November 22nd thereafter, in each case subject to Mr. Beck’s continuous service relationship through each applicable vesting date.
(5)1/16th of the RSUs vested on November 22, 2025 and 1/16th of the RSUs vested or will vest on each March 1st, May 22nd, August 22nd and November 22nd thereafter, in each case subject to Mr. Beck’s continuous service relationship through each applicable vesting date.
(6)Shares subject to the stock option have fully vested.

(7)1/16th of the RSUs vested on August 22, 2022 and 1/16th of the RSUs vested or will vest on each March 1st, May 22nd, August 22nd and November 22nd thereafter, in each case subject to the applicable Named Executive Officer’s continuous service relationship through each applicable vesting date.
(8)1/16th of the RSUs vested on March 1, 2024 and 1/16th of the RSUs vested or will vest on each March 1st, May 22nd, August 22nd and November 22nd thereafter, in each case subject to Mr. Kampani’s continuous service relationship through each applicable vesting date.
(9)1/16th of the RSUs vested on November 22, 2024 and 1/16th of the RSUs vested or will vest on each March 1st, May 22nd, August 22nd and November 22nd thereafter, in each case subject to Mr. Klein’s continuous service relationship through each applicable vesting date.
Option Exercises and Stock Vested in Fiscal Year 2025 Table
The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2025, by each of our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Peter Beck	—	—	473,623	10,617,834
Adam Spice	1,867,496	86,072,891	459,381	15,993,342
Arjun Kampani	—	—	209,888	7,307,224
Frank Klein	—	—	325,000	11,314,875
(1)The value realized upon exercise of options is calculated by multiplying the number of shares as to which the option was exercised by the closing price of a share of our Common Stock on the exercise date, net of the exercise price.
(2)The value realized upon vesting of RSUs is calculated by multiplying the number of shares of RSUs vested by the closing price of a share of our Common Stock on the vesting date.
Potential Payments on Termination or Change in Control
Executive Severance Plan
We maintain an Executive Severance Plan that provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company. All of our Named Executive Officers participate in the Executive Severance Plan.
The Executive Severance Plan provides that upon a termination of employment by us other than for “cause”, death or “disability” or upon a resignation by an eligible participant for “good reason”, in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (each term as defined in the Executive Severance Plan) and ending on the one-year anniversary of such change in control date), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 6 months of the participant’s annual base salary (or 12 months for the CEO) in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination occurs, if higher), payable over 6 months (or 12 months for the CEO) and (ii) up to 6 monthly (or 12 monthly for the CEO) cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he had remained employed by us, based on the premiums as of the date of termination.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 100% of the participant’s annual base salary (or 150% for the CEO) in effect immediately prior to such change in control (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 100% of the participant’s annual target bonus (or 150% for the CEO) in effect immediately prior to such change in control (or the participant’s annual target bonus in effect immediately prior to such change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he had remained employed by us for 12 months (or 18 months for the CEO) following the date of termination, based on the premiums as of the date of termination and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable to the extent specified in the applicable award agreement.
The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.
Employment Agreements with our Named Executive Officers
We have entered into employment agreements or employment offer letters with each of our Named Executive Officers, generally providing standard terms of employment, including position and duties, initial base salaries, initial equity awards and eligibility to receive discretionary bonuses and participate in our employee benefit plans. Certain of the employment agreements/offer letters also provided that the applicable Named Executive Officer was eligible to receive severance payments and benefits upon a qualifying termination of employment. Such provisions, other than certain statutorily required notice periods in Mr. Beck’s amended and restated employment agreement approved in December 2024, have been subsequently replaced and superseded by the Executive Severance Plan. Pursuant to Mr. Beck’s amended and restated employment agreement, in addition to the severance benefits provided in the Executive Severance Plan, Mr. Beck is entitled to three months’ written notice prior to the termination of his employment with or without “cause” (as defined in the Executive Severance Plan) and six months’ notice prior to the termination of his employment on account of “disability” (as defined in the Executive Severance Plan). Mr. Beck may be terminated without notice or with payment in lieu of notice in the event of a termination of his employment for “cause”.

The table below quantifies the potential payments and benefits that would have become due to our Named Executive Officers assuming that one of the triggering events below occurred as of December 31, 2025. The table does not include the target annual bonus opportunity that the applicable Named Executive Officer would be entitled to since the Company did not have a formal bonus program and no discretionary bonuses were awarded to the Named Executive Officers in 2025. In addition, the table does not include any statutorily mandated notice periods for Mr. Beck. The closing price of a share of our Common Stock on December 31, 2025, the last trading day of our 2025 fiscal year, was $69.76.

Name	Qualifying Termination Not in Connection with a Change in Control ($)(1)		Qualifying Termination in Connection with a Change in Control ($)(1)
Peter Beck
Cash Severance Payment	800,000	(2)	1,200,000	(3)
Cash Incentive Bonus Payment	—		—	(4)
COBRA Premiums	—	(5)	—	(6)
Accelerated Equity Vesting	—		30,687,424	(7)
Adam Spice
Cash Severance Payment	211,640	(2)	423,280	(3)
Cash Incentive Bonus Payment	—		—	(4)
COBRA Premiums	3,465	(5)	6,930	(6)
Accelerated Equity Vesting	—		16,023,244	(7)
Arjun Kampani
Cash Severance Payment	208,000	(2)	416,000	(3)
Cash Incentive Bonus Payment	—		—	(4)
COBRA Premiums	—	(5)	—	(6)
Accelerated Equity Vesting	—		13,091,719	(7)
Frank Klein
Cash Severance Payment	200,000	(2)	400,000	(3)
Cash Incentive Bonus Payment	—		—	(4)
COBRA Premiums	8,655	(5)	17,310	(6)
Accelerated Equity Vesting	—		62,348,000	(7)
(1)A “qualifying termination” means a termination other than due to cause, death or disability or a resignation for good reason. “Not in connection with a change in control” means outside of the change in control period. “In connection with a change in control” means within the change in control period.
(2)For Mr. Beck, represents an amount equal to 12 months of his then-current base salary and, in the case of the other Named Executive Officers, represents an amount equal to 6 months of the applicable Named Executive Officer’s then-current base salary.
(3)For Mr. Beck, represents an amount equal to 150% of his then-current base salary and, in the case of the other Named Executive Officers, represents an amount equal to 100% of the applicable Named Executive Officer’s then-current base salary.
(4)For Mr. Beck, represents an amount equal to 150% of his target annual bonus opportunity and, in the case of the other Named Executive Officers, represents an amount equal to 100% of the applicable Named Executive Officer’s target annual bonus opportunity, in each case, in effect immediately prior to such qualifying termination. No amounts are shown here because as mentioned above, the Named Executive Officers do not have target annual bonus opportunity amounts for 2025, since the Company does not have a formal bonus program.
(5)Represents cash payments in the amount equal to the monthly employer contribution that the Company would have made towards health insurance for the applicable Named Executive Officer if he had remained employed by the Company, based on premiums as of the date of termination, for 6 months (or 12 months for Mr. Beck). Mr. Beck was not eligible for COBRA health insurance continuation coverage and Mr. Kampani did not participate in the Company’s health insurance, so he is not eligible for COBRA continuation coverage.

(6)Represents cash payments in the amount equal to the monthly employer contribution that the Company would have made towards health insurance for the applicable Named Executive Officer if he had remained employed by the Company, based on premiums as of the date of termination, for 12 months (or 18 months for Mr. Beck). Mr. Beck was not eligible for COBRA health insurance continuation coverage and Mr. Kampani did not participate in the Company’s health insurance, so he is not eligible for COBRA continuation coverage.
(7)Represents the value of acceleration of vesting of 100% of the Named Executive Officer’s outstanding and unvested equity awards with time-based vesting, based on the closing price of a share of our Common Stock on December 31, 2025, the last trading day of our 2025 fiscal year, which was $69.76. In the event of a change in control where the parties of such change in control do not provide for the assumption, continuation or substitution of equity awards of the Company, any and all outstanding and unvested equity awards subject to time-based vesting conditions held by such Named Executive Officer shall accelerate and become fully vested and exercisable.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (the “PVP Rules”), we are providing information about the relationship between our company performance and executive compensation actually paid to our Principal Executive Officer (our “PEO”) and the other Named Executive Officers (the “Reported NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, see our Compensation Discussion and Analysis in this Proxy Statement and in our proxy statements filed for 2021, 2022, 2023 and 2024.
In the below pay versus performance table, we provide information about compensation of our Named Executive Officers for each of the last five fiscal years (the “Covered Years”). Additionally, we provide information about the results for certain financial performance measures during the Covered Years. Although the PVP Rules require us to disclose “compensation actually paid” (“CAP”), these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PVP Rules, including adjustments to the values of unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Loss
					Rocket Lab Total Shareholder Return	Peer Group Total Shareholder Return
(1)	(2)	(3)	(2)	(4)	(5)	(6)
2025	$6,830,680	$23,355,230	$442,858	$22,211,105	$669	$141	$(198,209,000)
2024	$20,110,758	$22,052,615	$4,051,311	$20,115,446	$244	$95	$(190,175,000)
2023	$962,714	$962,714	$644,478	$2,330,238	$53	$75	$(182,571,000)
2022	$837,820	$837,820	$4,688,684	$2,278,142	$36	$60	$(135,944,000)
2021	$325,246	$325,246	$5,098,005	$7,036,152	$118	$92	$(117,320,000)
1.Peter Beck served as the Company’s Principal Executive (our “PEO”) for the entirety of fiscal years 2021, 2022, 2023, 2024 and 2025. The Company’s other Reported NEOs for the indicated fiscal years were as follows:
•2025: A. Spice, F. Klein, and A. Kampani
•2024: A. Spice, F. Klein, and A. Kampani
•2023: A. Spice and A. Kampani
•2022: A. Spice, S. O’Donnell, and A. Kampani
•2021: A. Spice and S. O’Donnell
2.Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the Reported NEOs in the indicated year for such years.

3.Amounts reported in these columns represent the compensation actually paid to our PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted per the PVP Rules to determine compensation actually paid. Such adjustments for 2025 are shown in the table below.

PEO
+/-		2025
	Summary Compensation Table - Total Compensation	$6,830,680
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$6,030,680
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$8,660,660
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$13,984,523
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$333,548
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(423,501)
+	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	$—
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
=	Compensation Actually Paid	$23,355,230
Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
4.Amounts reported in these columns represent the average compensation actually paid to the Reported NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted per the PVP Rules to determine compensation actually paid. Such adjustments for 2025 are shown in the table below.

NEO Average
		2025
	Summary Compensation Table - Total Compensation	$442,858
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$—
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$—
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$19,356,324
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$2,411,923
+	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	$—
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—
=	Compensation Actually Paid	$22,211,105
Please see footnote 1 for the Reported NEOs included in the average for each indicated fiscal year. Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

5.Pursuant to Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our Common Stock on August 25, 2021, using the closing stock price of the end of the day we began training on the NASDAQ after our merger with Vector Acquisition Corporation (the “Business Combination”). Historic stock price performance is not necessarily indicative of future stock price performance.
6.The TSR Peer Group is the ARK Space Exploration & Innovation ETF. This calculation assumes that $100 was invested in this index on August 25, 2021 (aligned with the period used in footnote #5 above).
Note that per the PVP Rules, our Net Income for 2021, 2022, 2023, 2024 and 2025 is shown in the table above. Since none of our incentive programs for our Named Executive Officers are based on any specific financial criteria, we have omitted the “Company Selected Measure” column and the tabular list of financial performance metrics.
Relationship Between Pay and Performance
Compensation actually paid, as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO NEOs for our fiscal years 2021, 2022, 2023, 2024 and 2025 to the (1) TSR of both our Common Stock and the ARK Space Exploration & Innovation ETF and (2) our net loss.

CHIEF EXECUTIVE OFFICER PAY RATIO
Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Beck, our CEO, and our median employee's annual total compensation (other than Mr. Beck) for fiscal year 2025:
•Mr. Beck’s annual total compensation for fiscal 2025, as reported in the “Summary Compensation Table” included in this Proxy Statement, was $6,830,680.
•Our median employee's annual total compensation for fiscal 2025 was $78,031.
Based on the above, the ratio of our CEO's annual total compensation for fiscal year 2025 to the total compensation of our median employee for fiscal year 2025 was 88:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.
For purposes of identifying our median compensated employee for our fiscal year ended December 31, 2025, we compiled a list of our entire global employee population (excluding our CEO) as of December 31, 2025, the last day of our fiscal year. To identify our median employee, we sorted this list by the base wages of each employee (other than Mr. Beck) plus the grant-date fair value of equity awards awarded during 2025 (if any). For salaried employees, the base wages reflect the year-end salary rate for each individual. For hourly employees, the base wages reflect actual total earnings in 2025. We did not make any cost-of-living adjustments. For those employees located outside the United States, we converted their base wages to United States dollars using the average daily exchange rate during fiscal 2025. We adjusted our methodology since we last identified our median employee in fiscal 2023 in order to facilitate a more efficient and economical identification of the employee given our rapid growth in headcount over the last three years.

We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column for fiscal 2025 in the “Summary Compensation Table” as set forth in this Proxy Statement. Our median employee is paid in New Zealand dollars, so we converted such employee's annual total compensation to United States dollars using the foreign exchange rate in effect internally for our fiscal quarter ended December 31, 2025 (1 New Zealand dollar : 0.58035 United States dollars).
The SEC's rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as each company's pay ratio is based on its unique employee population, compensation practices and calculation methodology.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
Rocket Lab currently maintains three equity compensation plans: the 2013 Plan; the 2021 Plan; and the Rocket Lab Corporation 2021 ESPP. The following table sets forth information as of December 31, 2025 regarding shares of Common Stock that may be issued under our equity compensation plans and pursuant to awards which were assumed in connection with the Business Combination.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	17,409,519	(1)	1.10	(2)	141,765,747	(3)(4)
Equity compensation plans not approved by security holders	—		—		—
Total	17,409,519		1.10		141,765,747
(1)Includes (i) for the 2013 Plan, 4,695,595 shares subject to outstanding stock options which were assumed in connection with the Business Combination; and (ii) for the 2021 Plan, no shares subject to outstanding stock options and 12,713,924 shares subject to outstanding RSUs. No new awards may be granted under the 2013 Plan.
(2)Reflects the weighted-average exercise price of the $1.10 outstanding stock options under the 2013 Plan. This weighted-average exercise price does not reflect shares subject to RSU awards under the 2013 Plan and 2021 Plan.
(3)Includes 117,140,582 shares available for issuance under the 2021 Plan (of which, 91,917,893 shares have been registered with the SEC) and 24,625,165 shares available for issuance under the 2021 ESPP (of which, 19,580,628 shares have been registered with the SEC), in each case as of December 31, 2025. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2021 ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed 5,000 shares. However, the amount reflected includes purchase rights accruing under the ESPP as of December 31, 2025 because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on May 22, 2026.
(4)The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022 and ending on (and including) January 1, 2031 by up to 5% of the outstanding number of shares of our Common Stock on the immediately preceding December 31 or such lesser number of shares as determined by our plan administrator. The shares underlying any awards under the 2013 Plan and the 2021 Plan that are forfeited, canceled, held back to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without issuance of stock or otherwise terminated (other than by exercise) will be added into the 2021 Plan. The 2021 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022 and ending on (and including) January 1, 2031 by the least of (i) 9,980,000 shares of our Common Stock, (ii) 1% of the outstanding number of shares of our Common Stock on the immediately preceding December 31 or (iii) such lesser number of shares as determined by our plan administrator. The number in the table does not include the increases from January 1, 2026.

NON-EMPLOYEE DIRECTOR COMPENSATION
We previously adopted our non-employee director compensation policy described below, which is designed to align compensation with our business objectives and the creation of stockholder value, while enabling Rocket Lab to attract, retain, incentivize and reward directors who contribute to the long-term success of the company. Under the policy, effective January 1, 2024 through December 31, 2025, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Board:	Annual Retainer
Annual Retainer for Board Membership:
Annual service on the Board	$50,000
Additional retainer for annual service as non-executive chairperson	$30,000
Additional retainer for annual service as a lead director of the Board	$30,000
Additional Annual Retainer for Committee Membership
Annual service as Audit Committee chairperson	$20,000
Annual service as member of the Audit Committee (other than chair)	$10,000
Annual service as Compensation Committee chairperson	$20,000
Annual service as member of the Compensation Committee (other than chair)	$10,000
Annual service as Nominating and Corporate Governance Committee chairperson	$15,000
Annual service as member of the Nominating and Corporate Governance Committee (other than chair)	$7,500
Annual service as Government Security Committee chairperson	$20,000
Annual service as member of the Government Security Committee (other than chair)	$10,000
In addition, our policy provides that, upon initial election or appointment to our Board, each new non-employee director will be granted a one-time grant of restricted stock unit with a value of $360,000, (the “Director Initial Grant”), that vest in three equal annual installments over three years, subject to continued service as a director through each such date. On the date of each annual meeting of stockholders of our company, each continuing non-employee director will receive a grant of restricted stock units with a value of $180,000 (the “Director Annual Grant”) that vests in full on the earlier of (i) the one year anniversary of the grant date or (ii) the next annual meeting of our stockholders subject to continuous service as a director through the applicable date. If a new non-employee director joins our Board on a date other than the date of our annual meeting of stockholders, then upon initial election or appointment to the Board, such non-employee director will be granted a pro-rata portion of the Director Annual Grant based on the number of days between such non-employee director’s election or appointment (as applicable) and the first June 15th following such election or appointment (as applicable) as the numerator and 365 as the denominator (the “Pro-Rated Annual Grant). The Pro-Rated Annual Grant will vest in full on the earlier of (i) the one year anniversary of the grant date of the Director Annual Grant for other non-employee directors or (ii) the next annual meeting of our stockholders subject to continues service as a director through each such date. The equity awards granted under our policy are subject to full acceleration of vesting upon the sale of our company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director of Rocket Lab in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $650,000 in any other calendar year.
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof. Employee directors will receive no additional compensation for their service as a director.
We amended our non-employee director compensation policy in 2025. Effective January 1, 2026, the annual retainer for service on the Board was increased from $50,000 to $60,000, the value of the Director Initial Grant was decreased from $360,000 to $300,000, and the value of the Director Annual Grant was increased from $180,000 to $225,000.

2025 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director of our board during 2025. Mr. Beck, our President, CEO and Chairman of the Board, did not receive any additional compensation from us for his services on our Board. The compensation received by Mr. Beck as a Named Executive Officer is set forth above in “Executive Compensation—2025 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Lt. Gen. Nina Armagno (Ret.)(2)	75,055	183,150	258,205
Edward Frank (3)	79,999	183,150	263,149
Matt Ocko (4)	—	—	—
Jon Olson (5)	77,500	183,150	260,650
Kenneth Possenriede (6)	67,452	183,150	250,602
Merline Saintil (7)	105,000	183,150	288,150
Alex Slusky (8)	51,049	183,150	234,199
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSUs granted during 2025, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts also do not reflect the actual economic value that may be realized by the directors upon the vesting or settlement of the RSUs or the sale of the Common Stock underlying such awards. The amounts in the Stock Awards column are higher or lower than the target values of the stock awards because the number of RSUs granted to each director was calculated based upon the 30-trading day trailing average closing price prior to grant.
(2)As of December 31, 2025, Lt. Gen. Armagno held 31,275 RSUs.
(3)As of December 31, 2025, Dr. Frank held 3,960 RSUs.
(4)As of December 31, 2025, Mr. Ocko did not hold any outstanding equity awards. Mr. Ocko was not eligible to receive cash fees from the Company due to his affiliation with the venture capital fund, DCVC. Effective November 30, 2025, Mr. Ocko resigned from our Board.
(5)As of December 31, 2025, Mr. Olson held 3,960 RSUs.
(6)As of December 31, 2025, Mr. Possenriede held 48,491 RSUs.
(7)As of December 31, 2025, Ms. Saintil held 3,960 RSUs.
(8)As of December 31, 2025, Mr. Slusky held 3,960 RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2025, other than as described below we have not entered into any transactions, nor are there any currently proposed transactions in which the amount involved exceeded or will exceed $120,000 and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction or any members of their immediate family, had or will have a direct or indirect material interest.
Series A Convertible Participating Preferred Stock Exchange
As disclosed in our 2025 proxy statement, on December 3, 2024, we entered into an exchange agreement with The Equatorial Trust (the “Trust”), a family trust established by Mr. Beck, to exchange 50,951,250 shares of our Common Stock into 50,951,250 shares of our Series A Preferred Stock. On January 7, 2025, the Preferred Stock Exchange was consummated and we filed the Certificate of Designation with the Secretary of State of the State of Delaware, which became effective upon filing (the “Closing”). At the Closing, we issued 50,951,250 shares of Series A Preferred Stock to the Trust. The terms of the Series A Preferred Stock are described in further detail below. On June 17, 2025, the Trust converted 5,000,000 shares of the Series A Preferred Stock to Common Stock on a one-for-one basis in accordance with the Certificate of Designation.
Conversion Rights; Conversion Rate Adjustments
Pursuant to the terms of the Certificate of Designation, each share of Series A Preferred Stock will be convertible at any time at the option of the holder of the Series A Preferred Stock (a “Holder”) into a number of shares of Common Stock at the then-applicable conversion rate (the “Conversion Rate”). In addition, each share of Series A Preferred Stock will automatically convert into a number of shares of Common Stock at the Conversion Rate upon the earliest to occur of (a) a transfer of such share (other than to a Permitted Transferee (as defined in the Certificate of Designation)), (b) the first date on which Mr. Beck no longer serves as (i) our Chief Executive Officer or (ii) such other executive officer position of us as approved by the Board, (c) Mr. Beck’s death or permanent disability, or (d) the first date on which the outstanding shares of Series A Preferred Stock no longer represent a minimum beneficial ownership by Mr. Beck of five percent. A “Permitted Transferee” is defined in the Certificate of Designation and includes Mr. Beck and his controlled affiliates. The Series A Preferred Stock is not redeemable by us at any time.
The initial Conversion Rate for each share of Series A Preferred Stock is one share of Common Stock, and is subject to adjustment, including for stock dividends, distributions, stock splits and stock combinations. In addition, if we (a) issue securities entitling the holder thereof to acquire Common Stock or (b) declare or make any dividend or other distribution of our assets, a Holder will be entitled to participate to the same extent if the Holder had held the number of shares of Common Stock acquirable upon conversion of such Holder’s Series A Preferred Stock. The Certificate of Designation also contains customary protections in the event of changes in Common Stock as a result of certain fundamental change transactions.
Director Designation Right
The Certificate of Designation provides that, so long as any shares of Series A Preferred Stock are outstanding, the Holders, voting exclusively and as a separate class, will be entitled to designate and elect at least one individual to serve on the Board as a director (a “Series A Preferred Stock Director”). The initial Series A Preferred Stock Director is Mr. Beck. Mr. Beck will serve an initial term that expires at our annual meeting of stockholders in 2027.
In the event the Board increases its size to more than ten members, the Holders will be entitled to designate and elect, voting exclusively and as a separate class, one or more additional Series A Preferred Stock Directors in order to maintain the right to elect ten percent of the total number of authorized directorships, rounded up to the nearest whole number. Additional Series A Preferred Stock Directors will serve for an initial term fixed by the Board. After the initial term of a Series A Preferred Stock Director has expired, his or her successor shall be elected for a term expiring at the third annual meeting following his or her election, unless such term expires sooner. A Series A Preferred Stock Director will serve until the earlier of: (a) his or her successor being elected and qualified, (b) his or her earlier death, disability, retirement, resignation or removal or (c) such time as the size of the Board is automatically reduced.

To be eligible for election as a Series A Preferred Stock Director, a nominee (other than Mr. Beck) must: (a) satisfy all requirements regarding service as a director of us under applicable law and regulation and our bylaws, (b) not be an immediate family member of Mr. Beck or any Holder, (c) be independent of each Holder, and (d) have served on the board of directors of at least one publicly traded corporation, in the United States or elsewhere, within the last five years, or is otherwise well qualified in the reasonable judgment of the Board. The Series A Preferred Stock Director may be removed at any time as a director on the Board (without cause) upon the written request of the Holders by the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock at the time and with each share of Series A Preferred Stock entitled to one vote. At the first annual meeting of our stockholders held after such time as there are no shares of Series A Preferred Stock outstanding, the director designation and election rights will terminate.
Dividends
The Series A Preferred Stock is not entitled to any scheduled dividend payments. Holders will be entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to, and in the same form as dividends actually paid on, all or substantially all of the shares of Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock, subject to certain exceptions specified in the Certificate of Designation.
Liquidation Preference
Upon any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, after the satisfaction in full of our debts and the payment of any liquidation preference ranking senior to the Series A Preferred Stock, Holders will be entitled to receive an amount equal to $0.0001 per share of Series A Preferred Stock. Following the payment of the full amount of the liquidation preference in respect of all outstanding shares of Series A Preferred Stock, Holders participate pari passu with the holders of the Common Stock (on an as-if-converted-to-common-stock basis) in our net assets.
Voting and Consent Rights
The Series A Preferred Stock will have the right to vote on all matters submitted for a vote of the holders of the Common Stock, voting together as a single class with the Common Stock. Each Holder will be entitled to cast a number of votes per share equal to the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible. In addition, we may not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Series A Preferred Stock: (a) alter, amend or repeal any provision of our Certificate of Incorporation if it would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely, (b) alter, amend, or repeal the Certificate of Designation, or (c) increase the authorized number of shares of Series A Preferred Stock or authorize the issuance of additional shares of Series A Preferred Stock.
Related Party Transaction Policy
Our Board has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of the our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to its audit committee or, if audit committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 30, 2026 by:
•each person who is the beneficial owner of more than 5% of the outstanding common stock;
•each of our named executive officers and directors; and
•all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the date used to calculate beneficial ownership. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the date used to calculate beneficial ownership or subject to restricted stock units that vest within 60 days of the date used to calculate beneficial ownership are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. We have based our calculation of the percentage of beneficial ownership on 575,767,300 shares of our Common Stock outstanding as of March 30, 2026.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Voting Power
Directors and Executive Officers:
Peter Beck(2)	46,443,180	7.5%
Adam Spice(3)	3,818,092	*
Arjun Kampani(4)	315,264	*
Frank Klein(5)	356,987	*
Edward Frank	138,544	*
Jon Olson	341,670	*
Kenneth Possenriede	45,687	*
Merline Saintil	257,943	*
Alex Slusky(6)	599,564	*
Lt. Gen. Nina M. Armagno (Ret.)	77,665	*
All directors and executive officers as a group	52,394,596	8.4%
Five Percent Holders:
Entities Affiliated with Khosla Ventures(7)	34,888,272	6.1%
Entities Affiliated with BlackRock, Inc.(8)	30,222,153	5.2%

* Less than 1%
(1)Unless otherwise noted, the business address of each of the directors and officers is 3881 McGowen Street, Long Beach, CA 90808.
(2)Includes 45,951,250 shares of Series A Preferred Stock held by Equatorial Trust, which is a family trust established by Peter Beck. Peek Street Equatorial Trustee Limited is sole trustee of Equatorial Trust and Peter Beck, Kerryn Beck and Warren Butler are the directors of Peek Street Equatorial Trustee Limited. Equatorial Trust and Peek Street Equatorial Trustee Limited each possess sole voting and investment power and Peter Beck, Kerryn Beck and Warren Butler each possess shared voting and investment power over the shares held by Equatorial Trust and, accordingly, also have beneficial ownership of such shares. Such shares of Series A Preferred Stock are convertible into shares of Common Stock at an initial conversion rate of 1:1, subject to adjustment.
(3)Includes 2,522,826 shares of Common Stock issuable upon exercise of vested stock options exercisable within 60 days of March 30, 2026. 622,452 of the shares were pledged by Mr. Spice as collateral for a loan with Morgan Stanley Private Bank, National Association, which loan does not have a scheduled maturity date. The Company’s Nominating and Corporate Governance Committee approved the pledge. Includes 114,846 shares of Common Stock issuable upon vesting of restricted stock units that vest within 60 days of March 30, 2026.
(4)Includes 52,472 shares of Common Stock issuable upon vesting of restricted stock units that vest within 60 days of March 30, 2026.
(5)Includes 81,250 shares of Common Stock issuable upon vesting of restricted stock units that vest within 60 days of March 30, 2026.
(6)Includes 64,889 shares of Common Stock held by Alex Slusky and 534,675 held by Abalone Cove LLLP.
(7)This information is as reported on Amendment No. 10 to Schedule 13D as filed on February 17, 2026. Consists of (i) 34,888,272 shares of Common Stock held by VK Services, LLC (“VK Services”). Khosla Ventures Associates V, LLC (“KVA V”) and Khosla Ventures V, L.P. (“KV V”) no longer own any shares of Common Stock as reported on Amendment No. 10 to Schedule D. Vinod Khosla is the managing member of VK Services. Each of VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by VK Services. Each of VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. The principal business address of the entities is c/o Khosla Ventures, 2128 Sand Hill Road, Menlo Park, CA 94025.

(8)This information is as reported on Schedule 13G as filed on October 17, 2025. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2025, all required reports were filed on a timely basis under Section 16(a), except for the following: a Form 4 filed by Peter Beck reporting a transaction that occurred on November 15, 2025, which Form 4 was filed on November 25, 2025.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
Deloitte & Touche LLP has been selected by the Audit Committee as the principal independent registered public accounting firm for the fiscal year ending December 31, 2026 for us and our subsidiaries. Our Board recommends a vote for ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the books and accounts for us and our subsidiaries for the fiscal year ending December 31, 2026. It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
The appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on a non-binding advisory basis in favor of the appointment of Deloitte & Touche LLP, the Audit Committee will take such actions as it deems necessary as a result of such stockholder vote.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees billed or expected to be billed for professional services rendered by Deloitte & Touche LLP and its affiliates for the years ended December 31, 2025 and 2024.

	Year Ended December 31
	2025	2024
Audit fees	$3,855,248	$3,768,770
Audit Related fees(1)	454,308	316,786
Tax fees(2)	—	—
All other fees	—	—
Total	$4,309,556	$4,085,556
(1)Audit related fees include fees primarily for business due diligence services related to various acquisitions.
(2)Tax fees include fees in connection with tax consulting and compliance services for our foreign subsidiaries.
Note that, as a result of the Holding Company Reorganization, all fees paid, pre-approvals, actions, and services prior to May 23, 2025 were those by, of, or for the Predecessor, its Board of Directors, or Audit Committee, as applicable.
Policy and Procedure for Approval of Audit and Permitted Non-Audit Services
All audit fees were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP and its affiliates was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. With respect to outside auditor independence, the Audit Committee Charter provides for pre-approval of audit services and non-audit services. The Audit Committee Charter authorizes the Audit Committee to delegate to one or more of its committee members the authority to grant pre-approvals for non-audit services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Audit Committee at its next scheduled meeting. The Audit Committee followed these guidelines in approving all services rendered by Deloitte & Touche LLP and its affiliates.
Vote Required
For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. With respect to Proposal Two, you may vote “for,” “against” or “abstain” from voting on this proposal. If you “abstain” from voting with respect to this proposal, your vote will have no effect on this proposal. For Proposal Two, the ratification of the appointment of Deloitte & Touche LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL THREE
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At our 2023 Annual Meeting of Stockholders, our stockholders voted to have a “Say on Pay” vote each year. As a result, we will conduct an advisory vote on executive compensation annually at least until the next stockholder advisory vote on the frequency of such votes. As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders.
Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Stockholders are urged to read the sections titled “Executive Compensation” and “Compensation Discussion and Analysis” in this Proxy Statement, the latter of which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.
The vote is advisory, which means that the vote is not binding on the Company, our Board or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, our Compensation Committee will evaluate whether any actions are necessary or appropriate to address the concerns of stockholders.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR
 APPROVAL OF SUBSIDIARY MERGER TO ELIMINATE THE RECENTLY ADDED PASS-THROUGH VOTING PROVISION THAT REQUIRES APPROVAL BY BOTH THE COMPANY AND THE COMPANY’S STOCKHOLDERS PRIOR TO CERTAIN ACTIONS BEING TAKEN BY OR AT ROCKET LAB USA, INC., THE COMPANY’S WHOLLY OWNED SUBSIDIARY
General Information
On May 23, 2025, the Company implemented the Holding Company Reorganization pursuant to Section 251(g) of the DGCL. As a result of the Holding Company Reorganization, Rocket Lab USA, Inc. became a direct, wholly owned subsidiary of the Company, and the Company replaced the Rocket Lab USA, Inc. as the public company trading on the Nasdaq Capital Market under the ticker symbol “RKLB”.
As required by Section 251(g) of the DGCL, in connection with the Holding Company Reorganization, Rocket Lab USA, Inc.’s Amended and Restated Certificate of Incorporation was further amended (as so amended and restated, the “Rocket Lab USA, Inc. Charter”) to provide that all acts or transactions involving Rocket Lab USA, Inc., other than the election or removal of directors, that require the approval of the Company as Rocket Lab USA, Inc.’s sole stockholder will also require the approval of the Company’s stockholders by the same vote as is required by the DGCL and the Rocket Lab USA, Inc. Charter (the “Pass-Through Voting Provision”). Accordingly, the Pass-Through Voting Provision gives the Company’s stockholders direct voting rights with respect to matters affecting the Rocket Lab USA, Inc. that would otherwise only require the approval of the Company as Rocket Lab USA, Inc.’s sole stockholder. Absent a provision like the Pass-Through Voting Provision, there is no general requirement under Delaware law that stockholders of a parent entity be given the right to vote on transactions involving the parent entity’s wholly owned subsidiaries.
In advance of the Company’s 2025 Annual Meeting of Stockholders, the Company submitted a proposal to its stockholders in its definitive proxy statement to approve an amendment of the Rocket Lab USA, Inc. Charter to remove the Pass-Through Voting Provision (the “2025 Subsidiary Charter Proposal”). At the Annual Meeting of Stockholders held on August 27, 2025 (the “2025 Annual Meeting”), of the votes cast “for” or “against” the proposal, more than 99% of the votes were case “for” adopting the 2025 Subsidiary Charter Proposal. However, due to the supermajority voting requirements contained in the Rocket Lab USA, Inc. Charter that were implicated by the Pass-Through Voting Provision, the 2025 Subsidiary Charter Proposal required the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of capital stock entitled to vote thereon. Despite the Company spending substantial time and expense on “get out the vote” efforts, only 57.3% of the Company’s outstanding shares of capital stock entitled to vote thereon provided voting instructions to the proxy holder with respect to the 2025 Subsidiary Charter Proposal, and the votes in favor of the proposal only represented 56.7% of the outstanding shares, thus falling short of the required voting threshold and failing to pass.

Management and the Company’s Board evaluated the results of the 2025 Subsidiary Charter Proposal and determined that (A) the proposal for removing the Pass-Through Voting Provision had overwhelming support among all of the Company’s stockholders who voted at the 2025 Annual Meeting, and (B) based on the Company’s current significant retail shareholder base and based on the experience of the Company’s proxy solicitor, it was unlikely that the Company would be able to even receive voting instructions from a supermajority of the Company’s outstanding shares of capital stock, regardless of the amount of support the proposal may have among stockholders. Accordingly, the Board determined in good faith to proceed with an internal subsidiary merger transaction that, pursuant to the terms of the Pass-Through Voting Provision and applicable Delaware law, would only require the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon to accomplish the same result.
The Subsidiary Merger
The Company has formed a newly-organized wholly-owned subsidiary, RLUSA Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to an Agreement and Plan of Merger dated as of March 27, 2026 (the “Subsidiary Merger Agreement”), between Merger Sub and Rocket Lab USA, Inc., Merger Sub would merge with and into Rocket Lab USA, Inc., with Rocket Lab USA, Inc. surviving the merger as the surviving corporation (the “Subsidiary Merger”). At the effective time of the merger, (1) all of the outstanding shares of capital stock of Merger Sub would be cancelled for no consideration, and the shares of capital stock of Rocket Lab USA, Inc. outstanding immediately prior to the merger will remain the outstanding shares of capital stock of the surviving corporation (Rocket Lab USA, Inc.), (2) the officers and directors of Rocket Lab USA, Inc. immediately prior to the Subsidiary Merger will be the officers and directors of the surviving corporation (Rocket Lab USA, Inc.) and (3) the certificate of incorporation and bylaws of the surviving corporation will be amended to read in their entirety as set forth in the Subsidiary Merger Agreement. Among other things, the amended certificate of incorporation of the surviving corporation (Rocket Lab USA, Inc.) will not include the Pass-Through Voting Provision.

The Company, as sole stockholder of each of Merger Sub and Rocket Lab USA, Inc., has adopted the Subsidiary Merger Agreement. The Board seeks approval from the Company’s stockholders to approve the Subsidiary Merger pursuant to the Pass-Through Voting Provision. If approved and consummated, the Subsidiary Merger would have the effect of eliminating the Pass-Through Voting Provision in Rocket Lab USA, Inc.’s charter following the Subsidiary Merger. Among other things, the elimination of the Pass-Through Voting Provision would allow the Company, as Rocket Lab USA, Inc.’s sole stockholder, to approve certain corporate acts relating to Rocket Lab USA, Inc. without the additional approval of the Company’s stockholders. The Pass-Through Voting Provision, which will be removed from the Rocket Lab USA, Inc. Charter if the Subsidiary Merger Agreement is adopted, reads as follows:
For purposes of this paragraph, “Merger” means the merger of Rocket Lab Merger Sub, Inc. with and into the Corporation. Any act or transaction by or involving the Corporation, other than the election or removal of directors, that, if taken by the Corporation immediately prior to the effective time of the Merger, would require, for its adoption under the DGCL or under the certificate of incorporation or bylaws of the Corporation immediately prior to the effective time of the Merger, the approval of the stockholders of the Corporation, shall, by specific reference to Section 251(g) of the DGCL, require, in addition to the approval of the stockholders of the Corporation, the approval of the stockholders of Rocket Lab Corporation (or any successor by merger), by the same vote as is required by the DGCL and/or by the certificate of incorporation or bylaws of the Corporation immediately prior to the effective time of the Merger.
A complete copy of the Subsidiary Merger Agreement, including the certificate of incorporation and bylaws of the surviving corporation (Rocket Lab USA, Inc.), is attached to this proxy statement as Appendix A.
Reasons for the Subsidiary Merger
After falling short of the required statutory voting threshold for the 2025 Subsidiary Charter Proposal despite overwhelming stockholder votes in favor of the proposal, the Company has determined to effectuate the removal of the Pass-Through Voting Provision by way of the Subsidiary Merger, which requires the lower threshold of a majority of the voting power of the outstanding shares of Company’s capital stock entitled to vote.
The removal of the Pass-Through Voting Provision by virtue of the Subsidiary Merger will put the Company in the same position as substantially all other public holding companies that operate through multiple subsidiaries. It is uncommon for the stockholders of such public holding companies to have direct voting rights as to matters that affect only subsidiaries of the holding company. By removing this requirement, the Company will gain the flexibility and efficiency currently realized by nearly all other companies that operate under the same, or similar, structures.
Under Delaware law, certain acts, such as a change in domicile or the conversion of a wholly owned subsidiary from a corporation into a limited liability company, would require the approval of the parent corporation as the sole stockholder of the Predecessor, but would not normally require a vote of the stockholders of the parent corporation. However, if the Pass-Through Voting Provision were to be retained in the Rocket Lab USA, Inc. Charter, then such acts would require the approval of the Company’s stockholders.
Obtaining the approval of the stockholders of a public corporation would significantly delay Rocket Lab USA, Inc.’s ability to complete certain actions and increase their costs, including through scheduling a vote, whether at a regular annual stockholders meeting or at a special meeting, of the Company’s stockholders. To avoid such delays and costs, and to provide maximum flexibility and efficiency under the Company’s new holding company structure, the Company proposes to remove the Pass-Through Voting Provision from the Rocket Lab USA, Inc. Charter by way of the Subsidiary Merger. Following the removal of the Pass-Through Voting Provision from the Rocket Lab USA, Inc. Charter by virtue of the Subsidiary Merger, stockholders of the Company would continue to have the voting rights typically provided to stockholders of a public holding company by Delaware law.
Impact on Stockholder Rights
Removing the Pass-Through Voting Provision from the Rocket Lab USA, Inc. Charter by way of the Subsidiary Merger would have no effect on the right of stockholders of the Company to vote on matters relating to the Company, such as a merger or consolidation of the Company, a sale of all or substantially all of the Company’s assets, or any other acts or transactions requiring the approval of the Company’s stockholders under applicable law. If the proposed Subsidiary Merger Agreement is adopted by the Company’s stockholders and effected, then the Pass-Through Voting Provision would no longer be contained in the Rocket Lab USA, Inc. Charter, and the Company would no longer be required to obtain the additional approval of the Company’s stockholders for acts or transactions by or involving Rocket Lab USA, Inc. as is currently required by the Pass-Through Voting Provision.

Vote Required
The approval of this proposal requires the affirmative vote of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this proposal.
Recommendation of the Board
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SUBSIDIARY MERGER TO ELIMINATE THE PASS-THROUGH VOTING PROVISION OF ROCKET LAB USA, INC.’S CHARTER.
STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company at our offices at Rocket Lab Corporation, 3881 McGowen Street, Long Beach CA 90808 in writing no later than December 7, 2026 and must otherwise comply with Rule 14a-8.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement pursuant to Rule 14a-8 or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than January 20, 2027 and no later than February 19. 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the 2027 Annual Meeting of Stockholders is first convened more than thirty (30) days before or more than sixty (60) days after May 20, 2027, then our Secretary must receive such written notice not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of the 2026 Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Article I, Section 2 of the Company’s bylaws and other applicable procedures described therein or established by our Nominating and Corporate Governance Committee. See “The Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.” Stockholder proposals related to other business must also comply with Article 1, Section 2 of the Company’s bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our Common Stock held of record by such persons and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. The Company has retained Okapi Partners LLC, an independent proxy solicitation firm, to assist in soliciting proxies on its behalf. The Company has agreed to pay Okapi Partners LLC a fee of $15,000, plus out-of-pocket expenses, for these services. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Okapi Partners LLC, toll-free at 1-844-343-2625.

HOUSEHOLDING
The SEC’s rules permit us and brokers to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
OTHER MATTERS
The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
ANNUAL REPORT ON FORM 10-K
A copy of Rocket Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules (if any) thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 30, 2026 without charge upon written request addressed to at Rocket Lab Corporation, 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary.
Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the address above. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov and also in the investor relation section of our corporate website at https://investors.rocketlabcorp.com. You also may access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at www.proxyvote.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS FOR VOTING ON THE NOTICE AND ACCESS CARD, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Peter Beck
Peter Beck
Chairman, Chief Executive Officer and President
April 6, 2026

APPENDIX A
AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of March 27, 2026, by and between the Surviving Corporation identified on the signature page hereof (“Survivor”) and the Merger Sub identified on the signature page hereof (“Merger Sub” and, together with Survivor, the “Constituent Corporations”).

Whereas, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations that Merger Sub be merged with and into Survivor (hereinafter, in such capacity, sometimes referred to as the “Surviving Corporation”) as permitted by the Delaware General Corporation Law (the “DGCL”) pursuant to the terms hereinafter set forth;

Now, therefore, the parties hereto have agreed as follows:
Section 1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein), Merger Sub shall be merged with and into Survivor (the “Merger”), and the separate existence of Merger Sub shall cease. The Surviving Corporation shall be Survivor.

Section 2. Filings. At such time as mutually agreed upon by Merger Sub and Survivor, such parties shall cause a properly executed certificate of merger conforming to the requirements of the DGCL to be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time specified in the aforementioned certificate of merger or, if no such time is specified, upon such filing (the “Effective Time”).

Section 3. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL (including without limitation Section 259 of the DGCL).

Section 4. Effects on Shares of Capital Stock. At the Effective Time: (i) each share of capital stock of Survivor issued and outstanding immediately before the Effective Time shall remain outstanding immediately after the Effective Time and shall not be affected by the Merger; and (ii) each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be cancelled and no payment of any consideration or distribution shall be made with respect thereto.

Section 5. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Survivor shall be amended and restated in its entirety to read as set forth on Exhibit 1 of this Agreement and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation.

Section 6. Directors and Officers of Surviving Corporation. At the Effective Time, the directors of Survivor, as in office immediately before the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of Survivor, as in office immediately before the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

Section 7. Representations and Warranties of Survivor. Survivor hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; and (c) this Agreement has been duly executed and delivered by Survivor and constitutes the valid and binding obligation of Survivor enforceable against it in accordance with the terms of this Agreement.

Section 8. Representations and Warranties of Merger Sub. Merger Sub hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; and (c) this Agreement has been duly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against it in accordance with the terms of this Agreement.

Section 9. Conditions to the Obligations of Each Constituent Corporation. The obligations of each Constituent Corporation to consummate the Merger are subject to the satisfaction or waiver of the following conditions as of the Effective Time:

(a) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and

(c) this Agreement shall have been adopted by (i) the sole stockholder of Survivor; (ii) the sole stockholder of Merger Sub; and (iii) the affirmative vote of a majority of the voting power of the capital stock of Rocket Lab Corporation outstanding and entitled to vote thereon (collectively, the “Required Stockholder Approval”).

Section 10. Amendments to this Agreement. This Agreement may be amended at any time prior to the Effective Time by the parties hereto, whether before or after adoption of this Agreement by the Required Stockholder Approval; provided, however, that after any such Required Stockholder Approval no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of Survivor or the sole stockholder of Merger Sub without such further approval or authorization.

Section 11. Termination. This Agreement may be terminated, and the Merger may be abandoned, by mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the Effective Time.

Section 12. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed in any manner permitted by Section 116 of the DGCL.

Section 14. No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 15. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signature Page(s) Follow(s)]

In witness whereof, this Agreement, having first been duly approved by the respective Boards of Directors of each Constituent Corporation, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized as of the date set forth above.

SURVIVING CORPORATION:

Rocket Lab USA, Inc.
a Delaware corporation

By:	/s/ Arjun Kampani
Name: Arjun Kampani
Title: President and Chief Legal Officer

MERGER SUB:

RLUSA MERGER SUB, INC.
a Delaware corporation

By:	/s/ Arjun Kampani
Name: Arjun Kampani
Title: President

Exhibit 1 to Agreement and Plan of Merger

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ROCKET LAB USA, INC.

Article I

The name of the Corporation is Rocket Lab USA, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

Article IV

The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, and all such shares shall be a class designated as common stock, par value $0.0001 per share.

Article V

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

Article VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws.

Article VII

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

Article VIII

The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

SCAN TO VIEW MATERIALS & VOTE ROCKET LAB CORPORATION 3881 MCGOWEN ST LONG BEACH, CA 90808 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RKLB2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90556-P50791 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ROCKET LAB CORPORATION The Board of Directors recommends you vote “FOR” the following nominee: 1. Election of Class II Director Nominee: To be elected for term expiring in 2029 1a. Edward H. Frank The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4: 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the accompanying proxy statement. 4. To approve a subsidiary merger to eliminate the recently added pass-through voting provision that requires approval by both the Company and the Company's stockholders prior to certain actions being taken by or at Rocket Lab USA, Inc., the Company's wholly owned subsidiary. NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournments or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ROCKET LAB CORPORATION Annual Meeting of Stockholders May 20, 2026 1:30 PM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Arjun Kampani and Adam Spice, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of capital stock of Rocket Lab Corporation which the undersigned stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Stockholders of Rocket Lab Corporation to be held May 20, 2026 or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side